Exhibit 4.7.2

EXECUTION COPY

AMENDED AND RESTATED SERIES 2009-1 NOTE PURCHASE AGREEMENT

(SERIES 2009-1 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTES)

dated as of December 16, 2010,

among

HERTZ VEHICLE FINANCING LLC,

THE HERTZ CORPORATION,
as Administrator,

CERTAIN CONDUIT INVESTORS,
each as a Conduit Investor,

CERTAIN FINANCIAL INSTITUTIONS,
each as a Committed Note Purchaser,

CERTAIN FUNDING AGENTS,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

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(continued)

(continued)

(continued)

Page

EXHIBITS

SCHEDULE I	List of Conduit Investors and Committed Note Purchasers
SCHEDULE II	Effect of Amendment and Restatement of Series 2009-1 Initial Notes
EXHIBIT A	Form of Advance Request
EXHIBIT B	Form of Assignment and Assumption Agreement
EXHIBIT C	Form of Investor Group Supplement
EXHIBIT D	Form of Addendum
EXHIBIT E	Fleet Data Report
EXHIBIT F	Form of Investor Group Maximum Principal Increase Addendum
EXHIBIT G	Form of Servicer Audit Report

AMENDED AND RESTATED SERIES 2009-1 NOTE PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SERIES 2009-1 NOTE PURCHASE AGREEMENT, dated as of December 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator hereunder, the “Administrator”), the several commercial paper conduits listed on Schedule I and their respective permitted successors and assigns (the “Conduit Investors”; each, individually, a “Conduit Investor”), the several financial institutions that serve as committed note purchasers set forth on Schedule I hereto and the other financial institutions parties hereto pursuant to Section 9.17 (each a “Committed Note Purchaser”), the financial institution set forth opposite the name of each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, on Schedule I hereto and its permitted successor and assign (the “Funding Agent” with respect to such Conduit Investor or Committed Note Purchaser) DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents (the “Administrative Agent”).

BACKGROUND

1.             HVF, Hertz, the Conduit Investors, the Committed Note Purchasers, the Funding Agents and the Administrative Agent have previously entered into that certain Note Purchase Agreement, dated as of September 18, 2009 (the “Original Note Purchase Agreement”). HVF, as issuer, and The Bank of New York Mellon Trust Company, N.A., an Illinois trust company, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”) and as securities intermediary, have previously entered into that certain Series 2009-1 Supplement, dated as of September 18, 2009 (the “Prior Series 2009-1 Supplement”), to the Third Amended and Restated Base Indenture, dated as of September 18, 2009 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF and the Trustee pursuant to which HVF issued one Series 2009-1 Variable Funding Rental Car Asset Backed Notes (the “Series 2009-1 Initial Notes” and together with any Additional Series 2009-1 Notes, the Series 2009-1 Notes”).

2.             Section 9.01 of the Original Note Purchase Agreement permits HVF, Hertz, the Administrator, each Conduit Investor and each Committed Note Purchaser to amend the Original Note Purchase Agreement. Such parties intend to change certain terms of the financing facility and amend and restate the Original Note Purchase Agreement in its entirety.

3.             Contemporaneously with the execution and delivery of this Agreement, HVF and the Trustee entered into the Amended and Restated Series 2009-1 Supplement, of even date therewith (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2009-1 Supplement”), to the Base Indenture (the Base Indenture together with the Series 2009-1 Supplement, the “Indenture”).

4.             HVF issued the Series 2009-1 Initial Notes in favor of the Conduit Investors, or if there was no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, and obtained the agreement of the Conduit Investors or the Committed Note Purchasers, as applicable, to make loans from time to time (each, an “Advance”) for the purchase of Series 2009-1 Principal Amounts, all of which Advances will constitute Increases, and all of which Advances will be evidenced by the Series 2009-1 Notes purchased in connection herewith and will constitute purchases of Series 2009-1 Principal Amounts corresponding to the amount of such Advances.  Subject to the terms and conditions of this Agreement, each Conduit Investor may make Advances from time to time and each Committed Note Purchaser is willing to commit to make Advances from time to time, to fund purchases of Series 2009-1 Principal Amounts in an aggregate outstanding amount up to the Maximum Investor Group Principal Amount for the related Investor Group until the commencement of the Series 2009-1 Controlled Amortization Period, or, if earlier, the commencement of the Series 2009-1 Rapid Amortization Period.  Hertz has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Administrator for the benefit of each Conduit Investor and each Committed Note Purchaser.

ARTICLE I
DEFINITIONS

SECTION 1.01   Definitions.  As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Article 1 of the Series 2009-1 Supplement or, if not defined therein, the meanings assigned to such terms in the Definitions List attached to the Base Indenture as Schedule I, as applicable.  For the avoidance of doubt, to the extent any capitalized term defined herein also has a meaning assigned to such term in the Definitions List attached to the Base Indenture, the meaning given to such term herein shall apply.  In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Action” has the meaning set forth in Section 3.11.

“Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a).

“Acquiring Investor Group” has the meaning set forth in Section 9.17(c).

“Addendum” means an addendum substantially in the form of Exhibit D.

“Additional Investor Group” means, collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if

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there is no Conduit Investor with respect to any Investor Group the Committed Note Purchaser(s) with respect to such Investor Group, in each case, that becomes party hereto as of any date after the Series 2009-1 Closing Date pursuant to Section 9.16(a) in connection with an increase in the Series 2009-1 Maximum Principal Amount; provided that, for the avoidance of doubt, an Investor Group that is both an Additional Investor Group and an Acquiring Investor Group shall be deemed to be an Additional Investor Group solely in connection with, and to the extent of, the commitment of such Investor Group that increases the Series 2009-1 Maximum Principal Amount when such Additional Investor Group becomes a party hereto and Additional Series 2009-1 Notes are issued pursuant to Sections 2.1 and 5.1 of the Series 2009-1 Supplement, and references herein to such an Investor Group as an “Additional Investor Group” shall not include the commitment of such Investor Group as an Acquiring Investor Group (the Maximum Investor Group Principal Amount of any such “Additional Investor Group” shall not include any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group, whereas references to the Maximum Investor Group Principal Amount of such “Investor Group” shall include the entire Maximum Investor Group Principal Amount of such Investor Group as both as Additional Investor Group and an Acquiring Investor Group).

“Additional Investor Group Initial Principal Amount” means, with respect to each Additional Investor Group on the date such Additional Investor Group becomes a party hereto, an amount up to the product of (a) the Drawn Percentage (immediately prior to such Additional Investor Group becoming a party hereto) and (b) the Maximum Investor Group Principal Amount of such Additional Investor Group on such date (immediately after such Additional Investor Group has become a party hereto).

“Administrative Agent Fee” has the meaning set forth in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the date hereof, between the Administrative Agent and HVF setting forth the definition of Administrative Agent Fee.

“Advance” has the meaning set forth in paragraph 3 of the recitals hereto.

“Advance Request” has the meaning set forth in Section 7.03(c).

“Affected Person” has the meaning set forth in Section 3.05.

“Aggregate Unpaids” has the meaning set forth in Section 5.01.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

“Borrowing” has the meaning set forth in Section 2.02(c).

“Borrowing Deficit” has the meaning set forth in Section 2.03(b).

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“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2009-1 Subsequent Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2009-1 Closing Date.

“Commitment” means, the obligation of the Committed Note Purchasers included in each Investor Group to fund Advances pursuant to Section 2.02(a) in an aggregate stated amount up to the Maximum Investor Group Principal Amount for such Investor Group.

“Commitment Amount” means, as to each Conduit Investor or Committed Note Purchaser, the Maximum Investor Group Principal Amount with respect to the Investor Group of which such Conduit Investor or Committed Note Purchaser is a part.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2009-1 Maximum Principal Amount on such date.

“Committed Note Purchaser” has the meaning set forth in the recitals hereto.

“Committed Note Purchaser Percentage” means, with respect to any Committed Note Purchaser, the percentage set forth opposite the name of such Committed Note Purchaser on Schedule I.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b).

“Conduit Investors” has the meaning set forth in the recitals hereto.

“Confidential Information” for purposes of this Agreement, has the meaning set forth in Section 9.11.

“CP Rate” means, with respect to each Conduit Investor (i) for any day

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during any Series 2009-1 Interest Period funded by a Conduit Investor set forth in Schedule I hereto or any other Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduits from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Conduits maturing on dates other than those certain dates on which such Conduits are to receive funds) in respect of the promissory notes issued by such Conduits that are allocated in whole or in part by their respective Funding Agent (on behalf of such Conduits) to fund or maintain the Series 2009-1 Principal Amount or that are issued by such Conduits specifically to fund or maintain the Series 2009-1 Principal Amount, in each case, during such period, as determined by their respective Funding Agent (on behalf of such Conduits), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Committed Note Purchasers (on behalf of such Conduits), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduits’ commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Series 2009-1 Commercial Paper, and (z) the costs of other borrowings by such Conduits including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the respective Funding Agent for such Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2009-1 Interest Period for any portion of the Commitment of the related Investor Group funded by any other Conduit Investor, the “CP Rate” applicable to such Conduit Investor as set forth in its Assignment and Assumption Agreement.

“Domestic Office” means, the office of the related Funding Agent designated as such below its name on the signature page hereof, if any, or such other office of such Funding Agent as designated from time to time by written notice from such Funding Agent to HVF, inside the United States, which shall be making or maintaining Advances other than Eurodollar Advances of the Committed Note Purchasers in its Investor Group hereunder.

“Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Series 2009-1 Outstanding Principal Amount and the denominator of which is the Series 2009-1 Maximum Principal Amount, in each case as of such date.

“Election Period” has the meaning set forth in Section 2.08.

“Eurodollar Advance” means, an Advance which bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

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“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that

(i)                                     no Eurodollar Interest Period may end subsequent to the March 2013 Payment Date; and

(ii)                                  upon the occurrence and during the continuation of the Series 2009-1 Rapid Amortization Period, any Eurodollar Interest Period may be terminated at the election of the related Funding Agent by notice to HVF and the Administrator, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Period shall be converted to Series 2009-1 Base Rate Tranches or included in the Series 2009-1 CP Tranche until payment in full of the Series 2009-1 Notes.

“Eurodollar Office” means, the office of the related Funding Agent designated as such below its name on the signature page hereof, if any, or such other office of such Funding Agent as designated from time to time by written notice from such Funding Agent to HVF, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Committed Note Purchasers in its Investor Group hereunder.

“Eurodollar Rate” means, the rate per annum determined by the related Funding Agent at approximately 11:00 a.m. (London time) on the date which is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by such Funding Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by such Funding Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period.  In respect of any Eurodollar Interest Period which is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are

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available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

“Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate =	Eurodollar Rate
(Reserve Adjusted)	1.00 – Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Funding Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.

“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.

“Extension Length” has the meaning set forth in Section 2.08.

“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Funding Agent for such Investor Group (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Funding Agent for such Investor Group, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. New York City time.

“Financial Statements” has the meaning set forth in Section 6.02(b).

“Fleet Report” has the meaning set forth in Section 2.4 of the Collateral Agency Agreement.

“Governmental Authority” means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

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“Increase Date” shall mean the Business Day on which an Increase in the Series 2009-1 Principal Amount occurs.

“Investor Group” means, (i) collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, in each case, party hereto as of the Series 2009-1 Closing Date and (ii) any Additional Investor Group.

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, such Investor Group’s Commitment Percentage of the Increase, if any, on such Business Day.

“Investor Group Maximum Principal Increase” has the meaning set forth in Section 9.16(b).

“Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit F.

“Investor Group Maximum Principal Increase Amount” means, on the effective date of any Investor Group Maximum Principal Increase with respect to any Investor Group, an amount up to the product of (a) the Drawn Percentage (immediately prior to the effectiveness of such Investor Group Maximum Principal Increase) and (b) the amount of such Investor Group Maximum Principal Increase.

“Investor Group Principal Amount” means, (a) with respect to any Investor Group other than an Additional Investor Group, (i) when used with respect to the Series 2009-1 Closing Date, such Investor Group’s Commitment Percentage of the Series 2009-1 Initial Principal Amount and (ii) when used with respect to any other date, an amount equal to (v) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day plus (w) in the event that an Investor Group Maximum Principal Increase occurs with respect to such Investor Group on such date, the Investor Group Maximum Principal Increase Amount in connection therewith plus (x) the Investor Group Increase Amount with respect to such Investor Group on such date minus (y) the amount of principal payments made to such Investor Group pursuant to the Series 2009-1 Supplement on such date plus (z) the amount of principal payments recovered from such Investor Group by a trustee as a preference payment in a bankruptcy proceeding of the Issuer or otherwise on such date and (b) with respect to any Additional Investor Group, (i) when used with respect to the date such Additional Investor Group becomes a party hereto, such Additional Investor Group’s Additional Investor Group Initial Principal Amount and (ii) when used with respect to any other date, an amount equal to (v) the Investor Group Principal Amount with respect to such Additional Investor Group on the immediately preceding Business Day plus (w) in the event that an Investor Group Maximum Principal Increase occurs with respect to such Additional Investor Group on such date, the Investor Group Maximum Principal Increase Amount in connection therewith plus (x) the Investor Group Increase Amount with respect to such Additional Investor Group on such date minus (y) the amount of principal payments

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made to such Investor Group pursuant to the Series 2009-1 Supplement on such date plus (z) the amount of principal payments recovered from such Additional Investor Group by a trustee as a preference payment in a bankruptcy proceeding of the Issuer or otherwise on such date.

“Investor Group Supplement” means an Investor Group Supplement substantially in the form of Exhibit C.

“Majority Program Support Providers” means with respect to the related Investor Group, Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

“Maximum Investor Group Principal Amount” means, with respect to each Investor Group, the amount set forth opposite the name of the Committed Note Purchaser included in such Investor Group on Schedule I, as such amount may be increased or modified from time to time in accordance with the terms hereof as evidenced by a written agreement among the Committed Note Purchasers included in such Investor Group on Schedule I hereto, the Administrator and HVF; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2009-1 Notes, the Maximum Investor Group Principal Amount with respect to each Investor Group shall not exceed the Investor Group Principal Amount for such Investor Group.

“Non-Consenting Purchaser” has the meaning set forth in Section 3.11.

“Potential Terminated Purchaser” has the meaning set forth in Section 3.11.

“Prime Rate” means the rate announced by the Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.

“Program Fee” has the meaning set forth in Section 3.02(a).

“Program Fee Letter” means that certain fee letter, dated as of the date hereof, by and among each initial Conduit Purchaser, each initial Committed Note Purchaser, the Administrative Agent and HVF setting forth the definition of Program Fee Rate and the definition of Undrawn Fee.

“Program Fee Rate” has the meaning set forth in the Program Fee Letter.

“Program Support Agreement” means and includes any agreement entered into by any Program Support Provider in respect of any Series 2009-1 Commercial Paper and/or Series 2009-1 Note providing for the issuance of one or more letters of credit for

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the account of a Committed Note Purchaser or a Conduit Investor, the issuance of one or more insurance policies for which a Committed Note Purchaser or a Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Committed Note Purchaser or a Conduit Investor to any Program Support Provider of the Series 2009-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Committed Note Purchaser or a Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means and includes any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Committed Note Purchaser or a Conduit Investor in respect of such Committed Note Purchaser’s or Conduit Investor’s Series 2009-1 Commercial Paper and/or Series 2009-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Series 2009-1 Commercial Paper issued by such Conduit Investor, in each case pursuant to a Program Support Agreement and any guarantor of any such person.

“Reference Lender” means the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.

“Regulation S”:  Regulation S under the Securities Act.

“Related Documents” shall mean the documents set forth in the definition of “Related Documents” in the Base Indenture other than any such Related Documents relating solely to any Segregated Series of Notes.

“Replacement Purchaser” has the meaning set forth in Section 3.11.

“Securities Act”:  The U.S. Securities Act of 1933, as amended.

“Series 2009-1 Base Rate” means, on any day, a rate per annum equal to the sum of (i) the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day and (c) if available, the Eurodollar Rate (Reserve Adjusted) in effect on such day plus (ii) 0.50%.  Any change in the Series 2009-1 Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.  Changes in the rate of interest on that portion of any Advances maintained as Series 2009-1 Base Rate Tranches will take effect simultaneously with each change in the Series 2009-1 Base Rate.

“Series 2009-1 Commitment Termination Date” means December 26, 2012 or such later date designated in accordance with Section 2.05 or such earlier date as the parties hereto may agree in writing to terminate this Agreement.

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“Series 2009-1 Related Documents” means the Related Documents relating to the Series 2009-1 Notes (including, without limitation, the Base Indenture, the Series 2009-1 Supplement, the Purchase Agreement, the HVF Lease, the Collateral Agency Agreement and the Administration Agreement), each Series 2009-1 Interest Rate Cap, the Back-up Administration Agreement and the HVF LLC Agreement; provided that, for the avoidance of doubt, (i) any Related Document that relates solely to a Series of Notes other than the Series 2009-1 Notes shall not be a Series 2009-1 Related Document, (ii) any Related Document that relates to the Series 2009-1 Notes and other Series of Notes shall be a Series 2009-1 Related Document and (iii) any Related Document that relates solely to any Segregated Series of Notes shall not be a Series 2009-1 Related Document.

“Series 2009-1 Subsequent Closing Date” means December 16, 2010.

“Series 2009-1 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of the date hereof (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), as Trustee, relating to, among other things, the issuance by HVF of its Series 2009-1 Notes.

“Taxes” has the meaning set forth in Section 3.08.

“Term” has the meaning set forth in Section 2.05.

“Terminated Purchaser” has the meaning set forth in Section 3.11.

“Undrawn Fee” has the meaning set forth in Section 3.02(b).

“Undrawn Fee Rate” has the meaning set forth in the Program Fee Letter.

“Up-Front Fee” for each Committed Note Purchaser has the meaning set forth in the Up-Front Fee Letter (if any) for such Committed Note Purchaser.

“Up-Front Fee Letter” means, with respect to a Committed Note Purchaser, if applicable, that certain fee letter dated as of the date hereof, by and among such Committed Note Purchaser, the Administrative Agent and HVF setting forth the definition of Up-Front Fee for each such Committed Note Purchaser.

“Weighted Average CP Rate” means, with respect to any Series 2009-1 Interest Period, the weighted average of the CP Rates applicable to each Advance funded or maintained during such Series 2009-1 Interest Period through the issuance of Series 2009-1 Commercial Paper.

ARTICLE II
PURCHASE AND SALE OF SERIES 2009-1 NOTES

SECTION 2.01   The Initial Note Purchase.  On the terms and conditions

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set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, HVF caused the Trustee to issue the Series 2009-1 Initial Notes on the Series 2009-1 Closing Date.  Such Series 2009-1 Initial Notes for each Investor Group were dated the Series 2009-1 Closing Date, registered in the name of the respective Funding Agent or its nominee, as agent for the related Conduit Investor, if any, and the Committed Note Purchaser(s), or in such other name as the respective Funding Agent may request, and were duly authenticated in accordance with the provisions of the Indenture.

SECTION 2.02   Advances

(a)           Subject to the terms and conditions of this Agreement and the Series 2009-1 Supplement, each Conduit Investor, if any may and, if such Conduit Investor determines that it will not make an Advance or any portion of an Advance, its related Committed Note Purchaser(s) or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, shall, to the extent such Conduit Investor does not make such Advance or there is no such Conduit Investor with respect to an Investor Group, and the Series 2009-1 Commitment Termination Date has not occurred, upon HVF’s request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 2009-1 Revolving Period; provided, that, subject to Section 2.03(a) such Advances shall be made ratably based on, with respect to any portion of such Advance funded by (x) a Conduit Investor, the Commitment Percentage of such Conduit Investor’s Investor Group or (y) a Committed Note Purchaser, such Committed Note Purchaser’s Percentage of the Commitment Percentage with respect to the related Investor Group; provided, further that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (i) such related Investor Group Principal Amount would exceed the Maximum Investor Group Principal Amount, (ii) the Series 2009-1 Principal Amount would exceed the Series 2009-1 Maximum Principal Amount, (iii) a Series 2009-1 Enhancement Deficiency or an Aggregate Asset Amount Deficiency exists or would exist as a result of such Advance, or (iv) an Amortization Event, Potential Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default, in each case, with respect to Series 2009-1 Notes exists or would exist as a result of such Advance. If a Conduit Investor elects not to fund the full amount of its Commitment Percentage of a requested Increase (or, (x) in the case of a Conduit Investor in an Additional Investor Group, the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group or (y) in the case of a Conduit Investor in any Investor Group with respect to which an Investor Group Maximum Principal Increase occurs, the Investor Group Maximum Principal Increase Amount with respect to such Investor Group) such Conduit Investor shall notify the Administrative Agent and the Funding Agent with respect to such Conduit Investor, and each Committed Note Purchaser with respect to such Conduit Investor shall fund its Committed Note Purchaser Percentage of the portion of the Commitment Percentage with respect to such Investor Group of such Increase (or, (x) in the case of a Committed Note

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Purchaser in an Additional Investor Group, the applicable portion of the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group and (y) in the case of a Committed Note Purchaser in any Investor Group with respect to which an Investor Group Maximum Principal Increase occurs, the applicable portion of the Investor Group Maximum Principal Increase Amount with respect to such Investor Group), as the case may be, not funded by such Conduit Investor.

(b)           Subject to Section 9.10(b), each Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2009-1 Commercial Paper; provided, that (i) no Conduit Investor will have any obligation to use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2009-1 Commercial Paper at any time that (x) an Amortization Event has occurred and is continuing (other than any Amortization Event relating solely to any Segregated Series of Notes) or (y) the funding of such Advance through the issuance of Series 2009-1 Commercial Paper would be prohibited by the program documents governing such Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Conduit Investor to fund any Advance through the issuance of Series 2009-1 Commercial Paper, and (iii) notwithstanding anything herein or in any other Related Document to the contrary, at no time will a Conduit Investor that is not also a Committed Note Purchaser be obligated to make Advances hereunder.

(c)           The proceeds of all Advances on any date shall be allocated according to the provisions of Article III of the Series 2009-1 Supplement.  Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a “Borrowing”).  Subject to the terms of this Agreement and the Series 2009-1 Supplement, the aggregate principal amount of the Advances represented by the Series 2009-1 Notes may be increased or decreased from time to time.

SECTION 2.03   Borrowing Procedures

(a)           Whenever HVF wishes the Conduit Investors, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to make an Advance, HVF shall (or shall cause the Administrator to) notify the Administrative Agent, each Funding Agent and the Trustee by providing irrevocable written notice delivered to the Administrative Agent and each Funding Agent (with a copy of such notice delivered to the Committed Note Purchasers) no later than 11:30 a.m. New York City time on the Business Day prior to the proposed Borrowing (which Borrowing date shall be an Increase Date); provided that no more than three Borrowings shall occur during any calendar week.  Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date.  HVF shall (or shall cause the Administrator to) ratably allocate the proposed Borrowing among the Investor Groups’ respective Investor Group Principal Amounts; provided that in the event that one or more Additional Investor Groups become party to this Agreement in accordance with Section 9.16(a) or one or more Investor Group Maximum Principal Increases are effected in accordance with Section 9.16(b), any subsequent Borrowings shall be allocated solely to such Additional Investor Groups and/or such Investor Groups, as applicable, until (and

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only until) the Series 2009-1 Principal Amount is allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to each such Additional Investor Group becoming party hereto and/or each such Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date immediately following the date on which any such Additional Investor Group becomes party hereto or an Investor Group Maximum Principal Increase occurs, HVF shall use commercially reasonable efforts to request Advances and/or effect Voluntary Decreases to the extent necessary to cause (after giving effect to such Advances and Voluntary Decreases) the Series 2009-1 Principal Amount to be allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to such Additional Investor Group becoming party hereto or Investor Group Maximum Principal Increase, as applicable).  Each Funding Agent shall promptly advise its related Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, its related Committed Note Purchaser, of any notice given pursuant to this Section and, if there is a Conduit Investor with respect to any Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed date of Borrowing), notify HVF and the related Committed Note Purchaser(s), whether such Conduit Investor has determined to make such Advance.  On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2009-1 Supplement, each Conduit Investor or its related Committed Note Purchaser(s), as the case may be, and each Committed Note Purchaser with respect to any Investor Group that does not include a Conduit Investor, shall make available to HVF the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the Series 2009-1 Collection Account no later than 3:00 p.m. (New York time) on the date of such Borrowing.

(b)           If, by 2:00 p.m. (New York time) on the date of any Borrowing, one or more Committed Note Purchasers in an Investor Group (each, a “Defaulting Committed Note Purchaser,” and each Committed Note Purchaser in the related Investor Group other than any Defaulting Committed Note Purchaser being referred to as a “Non-Defaulting Committed Note Purchaser”) fails to make its ratable portion of any Borrowing available to HVF pursuant to Section 2.03(a) (the aggregate amount unavailable to HVF as a result of such failure being herein called in either case the “Borrowing Deficit”), then the Funding Agent for such Investor Group shall, by no later than 2:30 p.m. (New York City time) on the applicable date of such Borrowing instruct each Non-Defaulting Committed Note Purchaser in the same Investor Group as the Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York time), in immediately available funds, to the Series 2009-1 Collection Account, an amount equal to the lesser of (i) such Non-Defaulting Committed Note Purchaser’s proportionate share (based upon the relative Committed Note Purchaser Percentage of such Non-Defaulting Committed Note Purchasers) of the Borrowing Deficit and (ii) such Non-Defaulting Committed Note Purchaser’s Committed Note Purchaser Percentage of the amount by which the Maximum Investor Group Investor Amount for such Investor Group exceeds the Investor Group Principal Amount for such Investor Group (determined after giving effect to any Advances already made by such Investor Group on such date).  A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Funding Agent for the ratable benefit of the Non-Defaulting Committed

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Note Purchasers all amounts paid by each such Non-Defaulting Committed Note Purchaser on behalf of such Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Committed Note Purchaser until the date such Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Series 2009-1 Base Rate plus 1% per annum.

SECTION 2.04   The Series 2009-1 Notes

On each date an Advance is funded under the Series 2009-1 Notes pursuant to the Series 2009-1 Supplement, and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the related Funding Agent shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable.  HVF hereby authorizes each duly authorized officer, employee and agent of such Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Funding Agent and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by such Funding Agent, the Administrative Agent and the Trustee.

SECTION 2.05   Commitment Terms

The “Term” of the Commitment hereunder shall be for a period commencing on the date hereof and ending on the Series 2009-1 Commitment Termination Date, or such later date as each Committed Note Purchaser may agree to in writing.

SECTION 2.06   Selection of Interest Rates

Following (i) the funding of any Advances by a Committed Note Purchaser or (ii) any assignment by a Conduit Investor to its related liquidity provider(s) or related credit provider(s) pursuant to the applicable liquidity purchase agreement or liquidity loan agreement with respect to the Series 2009-1 Notes or to its related Committed Note Purchaser hereunder, in each case the Advances funded, directly or indirectly, with amounts received from any such provider or Committed Note Purchaser will be made as Eurodollar Advances; provided that if any such Committed Note Purchaser is funding Advances through the issuance of Series 2009-1 Commercial Paper, such Advances shall bear interest at the CP Rate.

SECTION 2.07   Reduction in Commitment Amount

HVF may, upon three Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, effect a permanent reduction in the Series 2009-1 Maximum Principal Amount and a corresponding reduction in the Commitment Amount and the Maximum Investor Group

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Principal Amount; provided that (x) any such reduction (i) will be limited to the undrawn portion of the Commitment Amounts, although any such reduction may be combined with a Voluntary Decrease effected pursuant to and in accordance with Section 2.2(b) of the Series 2009-1 Supplement, and (ii) must be in a minimum amount of $10,000,000 and (y) after giving effect to such reduction, the Series 2009-1 Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.  Any reduction made pursuant to this Section 2.07 shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts.

SECTION 2.08   Extensions of Commitments

(a)           So long as no Amortization Event has occurred and is continuing, HVF may request, through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, consents to an extension of the Series 2009-1 Commitment Termination Date for such period as HVF may specify (the “Extension Length”), which decision will be made by each Funding Agent, for the account of the related Investor Group, in its sole discretion. Upon receipt of any such request, the Administrative Agent shall promptly notify each Funding Agent thereof who shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof.  Not later than the first Business Day following the 45th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF and the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF and the Administrative Agent of such willingness or refusal by each such Conduit Investor (any such Conduit Investor or Committed Note Purchaser which refuses to consent to such extension, a “Non-Extending Purchaser”).  Any Committed Note Purchaser which does not expressly notify HVF and the Administrative Agent that it is willing to consent to an extension of the Series 2009-1 Commitment Termination Date during the applicable Election Period and each Conduit Investor which does not expressly notify such Funding Agent that it is willing to consent to an extension of the Series 2009-1 Commitment Termination Date during the applicable Election Period shall be deemed to be a Non-Extending Purchaser.  If a Committed Note Purchaser or a Conduit Investor has agreed to extend its Series 2009-1 Commitment Termination Date, and, at the end of the applicable Election Period no Amortization Event shall be continuing, the Series 2009-1 Commitment Termination Date for such Committed Note Purchaser or Conduit Investor then in effect shall be extended to the date which is the last day of the Extension Length (which shall begin running on the day after its then-current Series 2009-1 Commitment Termination Date).

ARTICLE III
INTEREST AND FEES

SECTION 3.01   Interest

(a)           Each related Advance funded or maintained by an Investor Group during the related Series 2009-1 Interest Period (i) through the issuance of Series 2009-1

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Commercial Paper shall bear interest at the CP Rate for such Series 2009-1 Interest Period and (ii) through means other than the issuance of Series 2009-1 Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Investor Group for the related Eurodollar Interest Period, in each case except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.03 or 3.04.  Each Funding Agent shall notify HVF and the Administrator of the applicable interest rate for the Advances made by its Investor Group for the related Series 2009-1 Interest Period or Eurodollar Interest Period, as the case may be (including the applicable CP Rate, the Eurodollar Rate (Reserve Adjusted) and/or Series 2009-1 Base Rate, as the case may be) by 11:00 a.m. (New York time) on the second Business Day immediately preceding each Determination Date and on the Business Day following each Payment Date.

(b)           Interest (including all amounts described in Section 3.01(a) above and any Series 2009-1 Monthly Default Interest Amount) shall be due and payable on each Payment Date in accordance with the provisions of the Series 2009-1 Supplement.

(c)           All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Series 2009-1 Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed.  Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Eurodollar Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.

SECTION 3.02   Fees

(a)           On each Payment Date, HVF shall pay to each Funding Agent, for the account of the related Investor Group, a program fee (the “Program Fee”) equal to the product of (x) the daily average Program Fee Rate for the related Investor Group (or, if applicable, the daily average Program Fee Rate for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) during the related Series 2009-1 Interest Period, (y) the daily average Investor Group Principal Amount for the related Investor Group (or, if applicable, the portion of the Investor Group Principal Amount for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) during the related Series 2009-1 Interest Period and (z) the number of days in the related Series 2009-1 Interest Period divided by 360 (or in the case of the first Payment Date occurring following the Series 2009-1 Closing Date, the number of days in the period from and including the Series 2009-1 Closing Date to but excluding such first Payment Date).

(b)           On each Payment Date on or prior to the Series 2009-1 Commitment Termination Date, HVF shall pay to each Funding Agent, for the account of

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the related Investor Group, an undrawn fee (the “Undrawn Fee”) equal to the product of (a) the daily average Undrawn Fee Rate for the related Investor Group during the related Series 2009-1 Interest Period, (b) the excess of (i) the daily average Maximum Investor Group Principal Amount for the related Investor Group over (ii) the daily average Investor Group Principal Amount for the related Investor Group during the related Series 2009-1 Interest Period, and (c) the number of days in the related Series 2009-1 Interest Period divided by 360.

(c)           On each Payment Date, HVF shall pay to the Administrative Agent the applicable Administrative Agent Fee for such Payment Date.

(d)           On the Series 2009-1 Subsequent Closing Date, HVF shall pay the applicable Up-Front Fee to each Funding Agent for the account of the related Committed Note Purchasers.

(e)           On the first Payment Date following the Series 2009-1 Subsequent Closing Date, HVF shall pay all interest and fees accrued through such Series 2009-1 Subsequent Closing Date to each Funding Agent for the account of its related Committed Note Purchaser or Conduit Investor, as applicable, in addition to any other interest and fees payable on such date.

SECTION 3.03   Eurodollar Lending Unlawful.  If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider shall reasonably determine (which determination shall, upon notice thereof to the Administrative Agent and the related Funding Agent and HVF, be conclusive and binding on HVF absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Program Support Provider or Committed Note Purchaser to make, continue, or maintain any Advance as, or to convert any Advance into, the Series 2009-1 Eurodollar Tranche of such Advance, the obligation of such Person to make, continue or maintain any such Advance as, or to convert any such Advance into, the Series 2009-1 Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until such Person shall notify the related Funding Agent and HVF that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert all Advances of any such Program Support Provider or Committed Note Purchaser, as applicable, into the Series 2009-1 Base Rate Tranche of such Advance at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 3.04   Deposits Unavailable.  If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider shall have reasonably determined that:

(a)           Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all related Reference Lenders in the relevant market; or

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(b)           by reason of circumstances affecting all related Reference Lenders’ relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Series 2009-1 Eurodollar Tranche of any Advance; or

(c)           such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers have notified the related Funding Agent and HVF that, with respect to any interest rate otherwise applicable hereunder to the Series 2009-1 Eurodollar Tranche of any Advance the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Conduit Investor, such Committed Note Purchaser or such Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective Series 2009-1 Eurodollar Tranche of such Advance for such Eurodollar Interest Period, then, upon notice from such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers to such Funding Agent and HVF, the obligations of such Conduit Investor, such Committed Note Purchaser and all of the relevant Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Series 2009-1 Eurodollar Tranche of such Advance shall forthwith be suspended until such Funding Agent shall notify HVF that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert all Advances of any such Program Support Provider or Committed Note Purchaser, as applicable, into the Series 2009-1 Base Rate Tranche of such Advance at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (a), (b) or (c) above, as the case may be.

SECTION 3.05   Increased or Reduced Costs, etc.  HVF agrees to reimburse each Conduit Investor and each Committed Note Purchaser and any Program Support Provider (each, an “Affected Person”) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Series 2009-1 Eurodollar Tranche of such Advance that arise in connection with any Changes in Law, except for such Changes in Law with respect to increased capital costs and taxes which are governed by Sections 3.07 and 3.08, respectively.  Each such demand shall be provided to the related Funding Agent and HVF in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return.  Such additional amounts shall be payable by HVF to such Funding Agent and by such Funding Agent directly to such Affected Person within five (5) Business Days of HVF’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on HVF.

SECTION 3.06   Funding Losses.  In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as a

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Series 2009-1 CP Tranche or Series 2009-1 Eurodollar Tranche, or to convert any portion of the principal amount of any Advance into, the Series 2009-1 Eurodollar Tranche of such Advance) as a result of:

(i)            any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Series 2009-1 CP Tranche or Series 2009-1 Eurodollar Tranche of such Advance or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Series 2009-1 CP Tranche or Series 2009-1 Eurodollar Tranche on a date other than the scheduled last day of the Series 2009-1 Interest Period or Eurodollar Interest Period applicable thereto;

(ii)           any Advance not being made as an Advance under the Series 2009-1 CP Tranche or Series 2009-1 Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;

(iii)          any Advance not being continued as a Series 2009-1 CP Tranche or Series 2009-1 Eurodollar Tranche, or converted into an Advance under the Series 2009-1 Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein; or

(iv)          any failure of HVF to make a Decrease after giving notice thereof pursuant to Section 2.2(b) of the Series 2009-1 Supplement,

then, upon the written notice of any Affected Person to the related Funding Agent and HVF, HVF shall pay to such Funding Agent and such Funding Agent shall, within five (5) Business Days of its receipt thereof, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided, that in no event shall HVF be required to pay to any Affected Person any amounts in respect of any such losses or expenses which result from any repayment or prepayment described in clause (i) above which occurs on any Payment Date.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on HVF.

SECTION 3.07   Increased Capital Costs.  If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF, HVF shall pay to such Funding Agent and such Funding Agent shall pay to such Affected Person an incremental commitment fee sufficient to compensate such Affected Person or such controlling Person for such

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reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Commitment hereunder.  A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF; and provided, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.07 prior to such initial payment. HVF shall not be under any obligation to compensate any Affected Person under this Section 3.07 with respect to such increased costs that arose during any period prior to the date that is 180 days prior to such Affected Person’s notice being delivered to HVF, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts on account of increased costs by HVF, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person shall, within 60 days after such determination, repay any amounts paid to it by HVF hereunder in respect of such Change in Law.

SECTION 3.08   Taxes.  All payments by HVF of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Agreement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party (or acquires a Participation) to this Agreement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the procedures, certifications, information reporting, disclosure or other related requirements of current Sections 1471-1474 of the Code (and any amended or successor version that is substantively comparable) or any published administrative guidance implementing such law to establish relief or exemption from the tax imposed by such provisions (such non-excluded items being called “Taxes”).

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF,

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such Affected Person or its agent may pay such Taxes and HVF will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If HVF fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure.  For purposes of this Section 3.08, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF.

Upon the request of HVF, each Foreign Affected Person shall execute and deliver to HVF, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8ECI or Forms W-9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes.  HVF shall not, however, be required to pay any increased amount under this Section 3.08 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.08, it shall pay over such refund to HVF (but only to the extent of amounts paid under this Section 3.08 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF, upon the request of the Affected Person, agrees to repay the amount paid over to HVF (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.08 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes which it deems confidential) to HVF or any other Person.

SECTION 3.09   Indenture Carrying Charges; Survival.  Any amounts payable by HVF under Sections 3.05, 3.06, 3.07 or 3.08 shall constitute Carrying Charges within the meaning of the Series 2009-1 Supplement.  The agreements in Sections 3.05, 3.06, 3.07, 3.08 and 3.10 shall survive the termination of this Agreement, the Series 2009-1 Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

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SECTION 3.10   Minimizing Costs and Expenses and Equivalent Treatment.  Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in Sections 3.05, 3.06, 3.07 or 3.08, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVF pursuant to such Section 3.05, 3.06, 3.07 or 3.08.

In determining any amounts payable to it by HVF pursuant to Sections 3.05, 3.06, 3.07 or 3.08, each Affected Person shall treat HVF the same as all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

SECTION 3.11   Replacement of Investor Group.  Notwithstanding anything to the contrary contained herein or in any other Series 2009-1 Related Document, in the event that (a) any Affected Person shall request reimbursement for amounts owing pursuant to Sections 3.05, 3.06, 3.07 or 3.08, (b) a Committed Note Purchaser shall become a Defaulting Committed Note Purchaser, and such Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.03 within five (5) Business days after demand from the applicable Funding Agent, (c) any Committed Note Purchaser or Conduit Investor shall become a Non-Extending Purchaser, or (d) any Committed Note Purchaser or Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2009-1 Related Document (an “Action”), by the date specified by HVF or the Administrator on behalf of HVF, for which (A) at least half of the percentage of the Committed Note Purchasers and the Conduit Investors required for such Action have consented to such Action, and (B) the percentage of the Committed Note Purchasers and the Conduit Investors required for such Action have not consented to such Action (or provided written notice that they intend to consent) (each, a “Non-Consenting Purchaser”), (each such Committed Note Purchaser or Conduit Investor described in paragraphs (a), (b), (c) or (d), a “Potential Terminated Purchaser”), HVF shall be permitted, upon no less than ten (10) days notice to the Administrative Agent, a Potential Terminated Purchaser and its related Funding Agent, to (i)(1) elect to terminate the Commitment, if any, of such Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Potential Terminated Purchaser’s Investor Group Principal Amount and all accrued and unpaid interest thereon of such Potential Terminated Purchaser, or (ii) elect to cause such Potential Terminated Purchaser to (and the Potential Terminated Purchaser must) assign its Commitment to a replacement purchaser (a “Replacement Purchaser”) (any such Potential Terminated Purchaser with respect to which HVF has made any such election, a “Terminated Purchaser”).

HVF shall not make an election described in the preceding paragraph unless (a) no Amortization Event or Potential Amortization Event with respect to Series 2009-1 Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing

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after giving effect to such election), (b) in respect of an election described in clause (ii) of the immediately preceding paragraph only, on or prior to the effectiveness of the applicable assignment, the Terminated Purchaser shall have been paid its Investor Group Principal Amount and all accrued and unpaid interest thereon by or on behalf of the related Replacement Purchaser, (c) in the event that the Terminated Purchaser is a Non-Extending Purchaser, the Replacement Purchaser (if any) shall have agreed to the applicable extension of the Series 2009-1 Commitment Termination Date and (d) in the event that the Terminated Purchaser is a Non-Consenting Purchaser, the Replacement Purchaser (if any) shall have consented to the applicable amendment, modification, termination or waiver.  Each Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF, to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.  Notwithstanding the foregoing, the consent of each then-current member of an existing Investor Group (other than any Terminated Purchaser) shall be required in order for a Replacement Purchaser to join any such Investor Group.  Upon the effectiveness of any such assignment to a Replacement Purchaser, (i) such Replacement Purchaser shall become a “Committed Note Purchaser” or “Conduit Investor”, as applicable, hereunder for all purposes of this Agreement and the Series 2009-1 Related Documents, (ii) such Replacement Purchaser shall have a Commitment in the amount not less than the Terminated Purchaser’s Commitment assumed by it and (iii) the Commitment of the Terminated Purchaser shall be terminated in all respects.

ARTICLE IV
OTHER PAYMENT TERMS

SECTION 4.01   Time and Method of Payment.  All amounts payable to any Funding Agent hereunder or with respect to the Series 2009-1 Notes shall be made to the applicable Funding Agent or upon the order of the applicable Funding Agent by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due.  Any funds received after that time will be deemed to have been received on the next Business Day. HVF’s obligations hereunder in respect of any amounts payable to any Conduit Investor or Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF to the related Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

ARTICLE V
THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS

SECTION 5.01   Authorization and Action of the Administrative Agent.  Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto.  The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Series 2009-1 Supplement, or any fiduciary relationship with any Conduit Investor, any Committed

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Note Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent.  In performing its functions and duties hereunder and under the Series 2009-1 Supplement, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF or any of its successors or assigns.  The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, the Series 2009-1 Supplement or Applicable Law.  The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2009-1 Notes and all other amounts owed by HVF hereunder and under the Series 2009-1 Supplement to the Investor Groups (the “Aggregate Unpaids”).

SECTION 5.02   Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 5.03   Exculpatory Provisions.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of HVF to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII.  The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of HVF.  The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default unless the Administrative Agent has received notice from HVF, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.

SECTION 5.04   Reliance.  The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to HVF), independent accountants and other

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experts selected by the Administrative Agent.  The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.

SECTION 5.05   Non-Reliance on the Administrative Agent and Other Purchasers.  Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of HVF, shall be deemed to constitute any representation or warranty by the Administrative Agent.  Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF and made its own decision to enter into this Agreement.

SECTION 5.06   The Administrative Agent in its Individual Capacity.  The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF or any Affiliate of HVF as though the Administrative Agent were not the Administrative Agent hereunder.

SECTION 5.07   Successor Administrative Agent.  The Administrative Agent may, upon 30 days notice to HVF and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of Investor Groups holding more than 75% of the Series 2009-1 Maximum Principal Amount, resign as Administrative Agent.  If the Administrative Agent shall resign, then the Investor Groups, during such 30-day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent.  If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30-day period, then effective upon the expiration of such 30-day period, HVF shall make all payments (as they come due or are required to be paid) in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the Funding Agents and for all purposes shall deal directly with the Funding Agents.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the

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provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

SECTION 5.08   Authorization and Action of Funding Agents.  Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule I hereto as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto.  Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent.  In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF or any of its successors or assigns.  Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or Applicable Law.  The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

SECTION 5.09   Delegation of Duties.  Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 5.10   Exculpatory Provisions.  No Funding Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of HVF to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII.  No Funding Agent shall be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of HVF.  No Funding Agent shall be deemed to have knowledge of any Amortization Event, Potential Amortization Event, Liquidation Event of Default or

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Limited Liquidation Event of Default unless such Funding Agent has received notice from HVF or the related Investor Group.

SECTION 5.11   Reliance.  Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including, without limitation, counsel to HVF), independent accountants and other experts selected by such Funding Agent.  Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group.  Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group.

SECTION 5.12   Non-Reliance on the Funding Agent and Other Purchasers.  Each Investor Group expressly acknowledges that neither its related Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of HVF, shall be deemed to constitute any representation or warranty by such Funding Agent.  Each Investor Group represents and warrants to its related Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF and made its own decision to enter into this Agreement.

SECTION 5.13   The Funding Agent in its Individual Capacity.  Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF or any Affiliate of HVF as though such Funding Agent were not a Funding Agent hereunder.

SECTION 5.14   Successor Funding Agent.  Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent.  If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor agent.  If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF shall make all payments (as they come due or are required to be paid) in respect of the Aggregate Unpaids due to such Investor Group or under any fee letter delivered in connection herewith directly to such Investor

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Group and for all purposes shall deal directly with such Investor Group.  After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION 6.01   HVF.  HVF represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Base Indenture and, other than any such representation or warranty relating solely to any Segregated Series, the other Series 2009-1 Related Documents is true and correct and further represents and warrants to such parties that:

(a)           no Amortization Event with respect to any Series of Notes, Liquidation Event of Default or Limited Liquidation Event of Default with respect to any Series of Notes or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

(b)           assuming each Conduit Investor or other purchaser of the Series 2009-1 Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Series 2009-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act;

(c)           HVF has furnished to the Administrative Agent true, accurate and complete copies of all other Related Documents (excluding Series Supplements and other Related Documents relating solely to a Series of Indenture Notes other than the Series 2009-1 Notes) to which it is a party as of the Series 2009-1 Subsequent Closing Date, all of which Related Documents are in full force and effect as of the Series 2009-1 Subsequent Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which HVF has informed each Funding Agent; and

(d)           as of the Series 2009-1 Subsequent Closing Date, no written information furnished by HVF or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Collateral, is inaccurate in any material respect, or contains any material misstatement of fact,

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or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified.

SECTION 6.02   Administrator.  The Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that:

(a)           each representation and warranty made by it in each Related Document to which it is a party(other than such representation and warranty relating solely to a Series of Indenture Notes other than the Series 2009-1 Notes) is true and correct in all material respects as of the date originally made, as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)           (i) the audited consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of December 31, 2009 and the related statements of income, stockholders equity and cash flows for the year ending on such date and (ii) the unaudited condensed consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of September 30, 2010 and the related statements of income, stockholders equity and cash flows for the nine months ending on such date (including in each case the schedules and notes thereto) (the “Financial Statements”), have been prepared in accordance with GAAP and  present fairly the financial position of The Hertz Corporation and its Consolidated Subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby.

SECTION 6.03   Conduit Investors.  Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF and the Administrator, as of the date hereof (or as of a subsequent date on which a successor or assign of a Conduit Investor or a Committed Note Purchaser shall become a party hereto), that:

(a)           it has had an opportunity to discuss HVF’s and the Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF and the Administrator and their respective representatives;

(b)           it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2009-1 Notes;

(c)           it is purchasing the Series 2009-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the

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criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d)           it understands that the Series 2009-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF is not required to register the Series 2009-1 Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(e)           it understands that the Series 2009-1 Notes will bear the legend set out in the form of Series 2009-1 Notes attached as Exhibit A to the Series 2009-1 Supplement and be subject to the restrictions on transfer described in such legend;

(f)            it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2009-1 Notes;

(g)           it understands that the Series 2009-1 Notes may be offered, resold, pledged or otherwise transferred only with HVF’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF that the Series 2009-1 Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2009-1 Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;

(h)           if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2009-1 Notes as described in clause (B) or (D) of Section 6.03(g), and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 6.03(g), the transferee of the Series 2009-1 Notes will be required to deliver a certificate, as described in the Series 2009-1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation.  Upon

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original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2009-1 Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2009-1 Notes included as an exhibit to the Series 2009-1 Supplement.  Each Conduit Investor understands that the registrar and transfer agent for the Series 2009-1 Notes will not be required to accept for registration of transfer the Series 2009-1 Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2009-1 Supplement; and

(i)            it will obtain from any purchaser of the Series 2009-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.

ARTICLE VII
CONDITIONS

SECTION 7.01   Conditions Precedent.  The effectiveness of this Agreement is subject to the following:

(a)           the Base Indenture and the Series 2009-1 Supplement shall be in full force and effect as of such Series 2009-1 Subsequent Closing Date;

(b)           as of such Series 2009-1 Subsequent Closing Date, the Funding Agents shall have received copies of (i) the Certificate of Incorporation and By-Laws of Hertz and the certificate of formation and limited liability company agreement of each of HVF and the Nominee certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) board of directors resolutions of HVF, Hertz and the Nominee with respect to the transactions contemplated by the Series 2009-1 Supplement and this Agreement, and (iii) an incumbency certificate of HVF, Hertz and the Nominee, each certified by the secretary or equivalent officer of the related entity in form and substance reasonably satisfactory to the Administrative Agent;

(c)           on such Series 2009-1 Subsequent Closing Date, each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, shall have received a letter, in form and substance reasonably satisfactory to it, from Moody’s stating that the current public long term credit rating of “Aaa” assigned to the Series 2009-1 Notes has been confirmed;

(d)           as of such Series 2009-1 Subsequent Closing Date, each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel (i) from Weil, Gotshal & Manges LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including, without limitation, regarding non-consolidation,

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true lease, true-sale and UCC security interest matters, tax and no-conflicts) and (ii) from counsel to the Trustee acceptable to the Conduit Investors and the Committed Note Purchasers with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request;

(e)           [Reserved];

(f)            [Reserved]

(g)           as of such Series 2009-1 Subsequent Closing Date, the Administrative Agent shall have received evidence satisfactory to them of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVF to the Trustee or the Collateral Agent on behalf of the Trustee of its interests in the Collateral, the proceeds thereof and the security interests granted pursuant to the Base Indenture and the Collateral Agency Agreement;

(h)           as of such Series 2009-1 Subsequent Closing Date, the Administrative Agent shall have received a written search report listing all effective financing statements that name HVF, HGI, Hertz or the Nominee as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Base Indenture, the Series 2009-1 Supplement, this Agreement or the other Related Documents;

(i)            each Committed Note Purchaser shall have received payment of the Up-Front Fee owing to it, in each case, as of the Series 2009-1 Subsequent Closing Date; and

(j)            on the Series 2009-1 Subsequent Closing Date, all Increases and payments in respect of principal of its Series 2009-1 Initial Note in the amount specified for such Series 2009-1 Noteholder in Schedule II hereto shall have occurred.

SECTION 7.02   Conditions to Initial Borrowing.  The obligation of the Conduit Investors, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to fund the initial Borrowing hereunder shall be subject to the satisfaction of the conditions precedent that each Funding Agent shall have received a duly executed and authenticated amended and restated Series 2009-1 Note registered in its name or in such other name as shall have been directed by the applicable Committed Note Purchaser and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of such Funding Agent’s Investor Group and HVF shall have paid all fees required to be paid by it on the Series 2009-1 Subsequent Closing Date, including all fees required hereunder.

SECTION 7.03   Conditions to Each Borrowing.  The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day shall be subject to the conditions precedent that on the date of

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the Borrowing, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a)           (i) the representations and warranties of HVF set out in this Agreement (with the exception of Sections 6.01(a) (to the extent such representations and warranties relate to any Series of Indenture Notes other than the Series 2009-1 Notes), 6.01(b) and 6.01(d), which shall have been true and accurate in all respects on the Series 2009-1 Subsequent Closing Date), (ii) the representations and warranties of the Administrator set out in this Agreement (with the exception of Section 6.02(a), which shall have been true and accurate on the dates specified therein), and (iii) the representations and warranties of HVF, the Nominee and the Administrator set out in the Related Documents (other than this Agreement and the Series Supplements and Related Documents relating solely to a Series of Indenture Notes other than the Series 2009-1 Notes) to which each is a party, in each such case, shall be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)           the Series 2009-1 Rapid Amortization Period has not commenced;

(c)           the related Funding Agent shall have received (i) an executed advance request in the form of Exhibit A hereto (each such request, an “Advance Request”) certifying as to the current Aggregate Asset Amount and the Series 2009-1 Enhancement Amount and (ii) in the case of any Borrowing occurring on or after the date the Monthly Noteholder Statement relating to the December 2010 Payment Date is required to be delivered, the Monthly Noteholders’ Statement for the Series 2009-1 Notes for the Related Month immediately preceding the date of such Borrowing;

(d)           all conditions to such Borrowing specified in Section 2.02(a) of this Agreement shall have been satisfied;

(e)           subject to Section 8.7(b) of the Base Indenture, the Series 2009-1 Related Documents shall be in full force and effect; and

(f)            HVF shall have acquired and shall be maintaining in force one or more Series 2009-1 Interest Rate Caps in accordance with Section 3.12 of the Series 2009-1 Supplement.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by HVF and the Administrator that all conditions precedent to such Borrowing have been satisfied.

ARTICLE VIII
COVENANTS

SECTION 8.01   Covenants.  HVF and the Administrator each severally

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covenants and agrees that, until the Series 2009-1 Notes have been paid in full and the Term has expired, it will:

(a)           duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Related Document to which it is a party;

(b)           not, except as contemplated by Section 3.2(a) of the Base Indenture or clauses (iii) through (viii) of Section 12.1(a) of the Base Indenture,  amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Series 2009-1 Related Document to which it is a party or agree to terminate, or surrender or assign any rights or obligations under, any Series 2009-1 Related Document to which it is a party unless (i) any such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment is in writing and made in accordance with the terms of the Base Indenture or such other Series 2009-1 Related Document, as applicable; and (ii) if such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment affects the Series 2009-1 Noteholders, Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount have consented thereto (whether or not, for the avoidance of doubt, any Indenture Noteholder has a right to consent to such action under the applicable Series 2009-1 Related Document); provided, that in any such case, if the Base Indenture, the Series 2009-1 Supplement or any other Series 2009-1 Related Document requires the consent of each affected Noteholder or a higher percentage of Noteholders, such unanimous consent or the consent of such higher percentage of Noteholders shall be obtained prior to such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment; provided further that HVF and the Administrator agree that any amendment or modification described in Section 12.2(b)(i) (which, for the avoidance of doubt, includes amendments or modifications to any Series 2009-1 Maximum Amount), 12.2(b)(ii), 12.2(b)(iii) and 12.2(b)(iv) of the Base Indenture which affects the Series 2009-1 Noteholders shall require the consent of Series 2009-1 Noteholders holding 100% of the Series 2009-1 Principal Amount; provided further prior to entering into, granting or effecting any amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment described in this Section 8.01(b) without the consent of Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount (or the consent of Series 2009-1 Noteholders holding such higher percentage of the Series 2009-1 Principal Amount or all Series 2009-1 Noteholders, as applicable, pursuant to the two immediately preceding provisos), HVF shall deliver to the Trustee and each Funding Agent an Officer’s Certificate executed by an Authorized Officer of HVF and cause to be delivered an Opinion of Counsel (which may be based on an Officer’s Certificate) issued by a law firm of nationally recognized standing confirming, in each case, that such amendment, modification, waiver, approval, consent, permission, termination, surrender or assignment does not affect the Series 2009-1 Noteholders.

(c)           (i) at the same time any report, notice, certificate, opinion (other

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than any bankruptcy timing memorandum) or other document (other than any such reports, notices, certificates, opinions or other documents relating solely to any Segregated Series of Notes) is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by HVF or the Administrator under the Base Indenture (including, without limitation, under Sections  8.8, 8.9 and/or 8.12 thereof), or under the Series 2009-1 Supplement or this Agreement, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice, certificate, opinion (other than any bankruptcy timing memorandum) or other document; provided, however, that neither the Administrator nor HVF shall have any obligation under this Section 8.01(c) to deliver to the Administrative Agent copies of any Monthly Noteholders’ Statements which relate solely to a Series of Indenture Notes other than the Series 2009-1 Notes and (ii) provide the Administrative Agent and each Funding Agent such other information (including financial information), documents, records or reports respecting the Collateral, HVF or the Administrator as the Administrative Agent or any Funding Agent may from time to time reasonably request;

(d)           at any time and from time to time, following reasonable prior notice from the Administrative Agent or any Funding Agent, and during regular business hours, permit the Administrative Agent or any Funding Agent, or their respective agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns, access to the offices of, the Administrator, Hertz, HVF, the Intermediary and the Nominee, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Series 2009-1 Collateral on the same terms as are provided to the Trustee under Section 8.6 of the Base Indenture (but excluding making copies of or abstracts from any information that the Administrator or HVF reasonably determines to be proprietary or confidential; provided that, for the avoidance of doubt, all data and information used to calculate the Measurement Month Average or the Market Value Average shall be deemed to be proprietary and confidential), and (ii) upon reasonable notice, to visit the offices and properties of, the Administrator, Hertz, HVF, the Intermediary and the Nominee for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2009-1 Collateral, or the administration and performance of the Base Indenture, the Series 2009-1 Supplement and the other Series 2009-1 Related Documents with any of the officers or other nominees as such officers specify, the Administrator, Hertz, HVF, the Intermediary and/or the Nominee, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes, one such visit per annum coordinated by the Administrative Agent and in which each Funding Agent may participate shall be at HVF’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes, each such visit shall be at HVF’s sole cost and expense.  Each party making a request pursuant to this Section 8.01(d) shall simultaneously send a copy of such request

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to each of the Administrative Agent and each Funding Agent, as applicable, so as to allow such other parties to participate in the requested visit.

(e)           at any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns in conducting a review of any 10 Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Collection Report for each such day and (ii) that the Collections described in each such Daily Collection Report for each such day were applied correctly in accordance with Article III of the Series 2009-1 Supplement (a “Cash Audit”); provided that such Cash Audits shall be at HVF’s sole cost and expense (i) for no more than one such Cash Audit per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes, and (ii) for each such Cash Audit after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes.

(f)            On or prior to the Payment Date occurring in May of each year, the Administrator shall cause a firm of independent certified public accountants (reasonably acceptable to both the Administrative Agent and the Administrator, which may be the Administrator’s accountants) to deliver to the Administrative Agent and each Funding Agent, a report in substantially the form set forth hereto as Exhibit G hereto (a “Servicer Audit”); provided that such Servicer Audits shall be at HVF’s sole cost and expense (i) for no more than one such Servicer Audit per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes and (ii) for each such Servicer Audit after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes.

(g)           not permit any part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock;

(h)           not permit any amounts owed with respect to the Series 2009-1 Notes to be secured, directly or indirectly, by any Margin Stock;

(i)            promptly provide such additional financial and other information with respect to the Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2009-1 Notes), HVF, Hertz, the Intermediary or the Manufacturer Programs as the Administrative Agent or any Funding Agent may from time to time reasonably request;

(j)            on and after the Expected Final Payment Date, use all amounts

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allocated to and available for distribution from each excess collection account in respect of each Series of Notes to decrease, pro rata, the Series 2009-1 Principal Amount and the principal amount of any other Series of Notes that is then required to be paid;

(k)           during the Series 2009-1 Controlled Amortization Period, to the extent necessary, use all amounts allocated to and available for distribution from each excess collection account in respect of each Series of Notes to pay the Series 2009-1 Controlled Amortization Amount on each related Series 2009-1 Controlled Amortization Payment Date and to decrease the principal amount of any other Series of Notes that is then required to be paid on a pro rata basis;

(l)            deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF, the financial statements prepared pursuant to Section 8.24(d) of the Base Indenture;

(m)          in the case of the Administrator, for so long as a Liquidation Event of Default or Limited Liquidation Event of Default for any Series of Notes is continuing, furnish or cause the Servicer to furnish to the Administrative Agent and each Series 2009-1 Noteholder, the Fleet Report, prepared in accordance with Section 2.4(d) of the Collateral Agency Agreement (which may be on a diskette or other electronic medium);

(n)           agree to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Administrative Agent to more fully effect the purposes of this Agreement;

(o)           in the case of HVF, not issue (x) a Segregated Non-Collateral Agency Series or (y) a subordinated Series of Indenture Notes which is wholly subordinated to each Series of Indenture Notes Outstanding, in each case, without the prior written consent of Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount;

(p)           not enter into any agreement substantially similar in substance to the Administration Agreement with respect to any issuance of a Segregated Series without the prior written consent of Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount, unless (i) the administrator pursuant to such agreement is Hertz and (ii) such agreement is in form and substance substantially the same as the Administration Agreement in all material respects;

(q)           not appoint or agree to the appointment of any successor Administrator (other than the Back-Up Administrator) without the prior written consent of Series 2009-1 Noteholders holding more than 50% of the Series 2009- 1 Principal Amount;

(r)            not amend the Back-Up Disposition Agent Agreement in a manner that materially adversely affect the Series 2009-1 Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent

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of Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount;

(s)           (x) not remove any Independent Director of the Nominee or HVF (as defined in the LLC Agreement or the HVF LLC Agreement, respectively), without (i) delivering an Officer’s Certificate to the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of “Independent Director” in the LLC Agreement or the HVF LLC Agreement, as applicable and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), in each case, no later than 10 Business Days prior to the effectiveness of such removal and (y) not replace any Independent Director of the Nominee or HVF (as defined in the LLC Agreement or the HVF LLC Agreement, respectively) unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) or (ii) such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of  its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of the Nominee or HVF (as defined in the LLC Agreement or the HVF LLC Agreement, respectively) is removed in connection with any such replacement, HVF and the Administrator shall be required to effect such removal in accordance with clause (x) above;

(t)            within 45 days following the end of each calendar quarter, provide to the Trustee, the Administrative Agent, each Funding Agent and each Committed Note Purchaser a report containing substantially the information set forth in Exhibit E hereto;

(u)           within five Business Days of the execution of any amendment or modification of this Agreement or any Series 2009-1 Related Document or the Back-Up Disposition Agent Agreement, the Administrator shall provide written notification of such amendment or modification to each Rating Agency and Standard & Poor’s; and

(v)           for so long as any Series 2009-1 Commercial Paper is being rated by Standard & Poor’s,  neither the Administrator nor HVF shall invest, or direct the investment of, any funds on deposit in any Series 2009-1 Series Account, the Series 2009-1 Cash Collateral Account or the Series 2009-1 Reserve Account in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Administrator shall have received confirmation in writing from Standard & Poor’s that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Series 2009-1 Commercial Paper being rated by Standard & Poor’s to be reduced or withdrawn.

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ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01   Amendments.  Subject to any provision of the Base Indenture or the Series 2009-1 Supplement requiring the consent of each affected Noteholder or of a higher percentage of Noteholders, no amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Administrator or HVF, shall in any event be effective unless the same shall be in writing and signed by the Administrator, HVF, Conduit Investors and Committed Note Purchasers holding more than 66 2/3% of the Series 2009-1 Notes and the Commitment, respectively, and in the case of any material amendments (as reasonably determined by the Administrative Agent), receipt of written confirmation from each rating agency then rating the Series 2009-1 Notes and the Series 2009-1 Commercial Paper that such amendment will not result in the reduction or withdrawal of the then current ratings in respect of the Series 2009-1 Notes or the Series 2009-1 Commercial Paper, as applicable; provided, however, that the consent of each Conduit Investor and each Committed Note Purchaser shall be required for and amendment or modification that (A) extends the due date for, or reduces the amount of any scheduled repayment or prepayment of principal of or interest on the Series 2009-1 Notes (or reduces the principal amount of or rate of interest on the Series 2009-1 Notes or otherwise changes the manner in which interest is calculated); (B) affects adversely the interests, rights or obligations of any Conduit Investor or Committed Note Purchaser individually in comparison to any other Conduit Investor or Committed Note Purchaser; (C) relates to or alters the pro rata treatment of payments to and Advances by the Conduit Investors and Committed Note Purchasers; (D) amends or modifies this Section 9.01 or Section 8.01(b) or otherwise amends or modifies any provision relating to the amendment or modification of this Agreement, or, pursuant to the Related Documents, would require the consent of 100% of the Series 2009-1 Noteholders or each Series 2009-1 Noteholder affected by such amendment or modification; (E) would approve the assignment or transfer by HVF of any of its rights or obligations hereunder; (F) releases HVF of any obligation hereunder; (G) would reduce, modify or amend any indemnities in favor of any Conduit Investors, Committed Note Purchasers or Funding Agents; (H) would amend or modify any of the following defined terms or any defined terms contained therein: “Commitment”, “Commitment Amount”, “Commitment Percentage”, “Conduit Assignee”, “CP Rate”, “Eurodollar Advance”, “Eurodollar Interest Period”, “Eurodollar Rate”, “Eurodollar Rate (Reserve Adjusted)”, “Investor Group Principal Amount”, “Maximum Investor Group Principal Amount”, “Prime Rate”, “Program Fee”, “Series 2009-1 Base Rate”, “Series 2009-1 Commitment Termination Date”, “Undrawn Fee” or “Up-Front Fee”; (I) would alter any of the conditions precedent to any Advance; or (J) would amend or modify Sections 2.03, 2.05, 2.06, 2.07, 3.01, 3.02 or 9.17 or Article VII; provided, further that Article V may not be amended or modified without the consent of the Administrative Agent.

SECTION 9.02   No Waiver; Remedies.  Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right

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hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right.  No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03   Binding on Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, HVF, the Administrator, the Committed Note Purchasers, the Conduit Investors, the Administrative Agent and their respective successors and assigns; provided, however, that neither HVF nor the Administrator may assign or transfer its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Committed Note Purchaser and each Conduit Investor; provided, that nothing herein shall prevent HVF from assigning its rights to the Trustee under the Base Indenture and the Series 2009-1 Supplement; provided, further, that none of the Conduit Investors or the Committed Note Purchasers may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03(g), Section 9.17 and this Section 9.03.  Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(a)           Notwithstanding any other provision set forth in this Agreement, each Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group may at any time grant to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser), such Conduit Investor’s or, if there is no Conduit Investor with respect to any Investor Group, the related Committed Note Purchaser’s interests in the Advances made hereunder and such Program Support Provider (or such Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Conduit Investor or Committed Note Purchaser, as applicable, under this Agreement.

(b)           Notwithstanding any other provision set forth in this Agreement, each Conduit Investor may at any time, without the consent of HVF, transfer and assign all or a portion of its rights in the Series 2009-1 Notes (and its rights hereunder and under the Related Documents) to its related Committed Note Purchaser.  Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its Series 2009-1 Note and all Related Documents to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, an insurance policy for

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such Conduit Investor relating to the Series 2009-1 Commercial Paper or the Series 2009-1 Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including without limitation, an insurance policy relating to the Series 2009-1 Commercial Paper or the Series 2009-1 Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Series 2009-1 Note to its related Committed Note Purchaser.  Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2009-1 Note, this Agreement and the Related Documents to any Person with the prior written consent of HVF, such consent not to be unreasonably withheld.  Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Series 2009-1 Note and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.

SECTION 9.04   Survival of Agreement.  All covenants, agreements, representations and warranties made herein and in the Series 2009-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2009-1 Notes and shall continue in full force and effect until all interest on and principal of the Series 2009-1 Notes and all other amounts owed to the Conduit Investors, the Committed Note Purchasers, the Funding Agents and the Administrative Agent hereunder and under the Series 2009-1 Supplement have been paid in full and the commitment of the Committed Note Purchasers hereunder has been terminated.  In addition, the obligations of HVF, the Committed Note Purchasers and the Conduit Investors under Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.10, 9.05, 9.10(b) and 9.11 shall survive the termination of this Agreement.

SECTION 9.05   Payment of Costs and Expenses; Indemnification

(a)           Payment of Costs and Expenses.  HVF agrees to pay on demand all reasonable expenses of the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the Rating Agencies providing a rating in respect of any Series 2009-1 Commercial Paper) in connection with

(i)            the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any liquidity, credit enhancement or insurance documents of a Program Support Provider with respect to a Conduit Investor relating to the Series 2009-1 Notes and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

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(ii)           the consummation of the transactions contemplated by this Agreement and the other Related Documents.

HVF further agrees to pay, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF of its obligations under this Agreement and (ii) all reasonable costs  incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any) in enforcing this Agreement.  HVF also agrees to reimburse the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Agreement or any other of the Related Documents.

Without limiting the foregoing, HVF shall have no obligation to reimburse any Committed Note Purchaser and/or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2009-1 Notes pursuant to Section 9.17; provided, however, that HVF shall reimburse each Committed Note Purchaser and/or Conduit Investor who purchased Series 2009-1 Notes on the Series 2009-1 Closing Date for its reasonable legal and administrative fees and expenses (excluding any fees and/or expenses payable to the Rating Agencies) that were incurred by such Committed Note Purchaser or Conduit Investor in connection with its assignment and/or sale of its rights under this Agreement and such Series 2009-1 Notes within 180 days of the Series 2009-1 Closing Date.

(b)           Indemnification.  In consideration of the execution and delivery of this Agreement by the Conduit Investors and the Committed Note Purchasers, HVF hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2009-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to

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(i)            any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii)           the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08).  HVF shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

(c)           Indemnification of the Administrative Agent and each Funding Agent

(i)            In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Funding Agent, HVF hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their respective officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2009-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law.  The indemnity set forth in this Section 9.05(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08).  HVF shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.

(ii)           In consideration of the execution and delivery of this Agreement by the Administrative Agent, each Funding Agent and each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents

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(collectively, the “Administrative Agent Indemnified Parties”) and each Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties”, and together with the Administrative Agent Indemnified Parties, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith  (solely to the extent not reimbursed by or on behalf of HVF) (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2009-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Funding Agent and each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law.  The indemnity set forth in this Section 9.05(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08).  Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.

SECTION 9.06   Characterization as Related Document; Entire Agreement.  This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents.  This Agreement, together with the Base Indenture, the Series 2009-1 Supplement, the Program Fee Letter, the Up-Front Fee Letter, the documents delivered pursuant to Section 7.01 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 9.07   Notices.  All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a written notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

SECTION 9.08   Severability of Provisions.  Any covenant, provision,

45

agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

SECTION 9.09   Tax Characterization.  Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Series 2009-1 Notes will be treated as evidence of indebtedness, (b) agrees to treat the Series 2009-1 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

SECTION 9.10   No Proceedings; Limited Recourse.

(a)           HVF.  Each of the parties hereto (other than HVF) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Indenture Notes issued by HVF pursuant to the Base Indenture, it will not institute against or join with, encourage or cooperate with any other Person in instituting against, HVF, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 13.15 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF pursuant to this Agreement, the Series 2009-1 Supplement or the Base Indenture.  In the event that a Committed Note Purchaser (solely in its capacity as such) or a Conduit Investor (solely in its capacity as such) takes action in violation of this Section 9.10(a), HVF agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against HVF or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 9.10(a) shall survive the termination of this Agreement.  Nothing contained herein shall preclude participation by a Committed Note Purchaser or a Conduit Investor in assertion or defense of its claims in any such proceeding involving HVF.  The obligations of HVF under this Agreement are solely the limited liability company obligations of HVF.  In addition, each of the parties hereto agrees that all fees, expenses and other costs payable hereunder by HVF shall be payable only to the extent set forth in Section 13.16 of the Base Indenture and that all other amounts owed to them by HVF shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2009-1 Supplement.

(b)           The Conduit Investors.  Each of the parties hereto hereby covenants and agrees that it will not, prior to the date which is one year and one day after the payment in full of the latest maturing Series 2009-1 Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any

46

Federal or state bankruptcy or similar law, subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from such Conduit Investor pursuant to this Agreement, the Series 2009-1 Supplement or the Base Indenture.  In the event that HVF, the Administrator, a Committed Note Purchaser (solely in its capacity as such) or Hertz takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against such Conduit Investor or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 9.10(b) shall survive the termination of this Agreement.  Nothing contained herein shall preclude participation by HVF, the Administrator, a Committed Note Purchaser or Hertz in assertion or defense of its claims in any such proceeding involving a Conduit Investor.  The obligations of the Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors.  No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct.

Notwithstanding any provisions contained in this Agreement to the contrary, the Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Agreement or the Series 2009-1 Notes unless (i) the respective Conduit Investor has received funds which may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“CP Notes”) issued by such Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Investor could issue CP Notes to refinance all of its outstanding CP Notes (assuming such outstanding CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the CP Notes are paid in full.  Any amount which a Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Investor for any such insufficiency.

SECTION 9.11   Confidentiality.  Each Committed Note Purchaser, each Conduit Investor, each Funding Agent and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Administrator and HVF, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as requested by a court or administrative order or decree, governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2009-1 Notes or the

47

Conduit’s debt, (d) in the course of litigation with HVF, the Administrator or Hertz, (e) any Series 2009-1 Noteholder, any Committed Note Purchaser, any Conduit Investor, any Funding Agent or the Administrative Agent, (f) any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of HVF or any of its Affiliates), (g) on a confidential basis, to any provider of credit enhancement or liquidity to any Conduit Investor, (h) on a confidential basis, to auditors or legal or other professional advisors of any party hereto, (i) to any Person to the extent such Committed Note Purchaser, Conduit Investor, Funding Agent or the Administrative Agent reasonably determines such disclosure is necessary or appropriate in connection with the enforcement or for the defense of the rights and remedies under the Series 2009-1 Notes, the Indenture or any other Related Document, or (j) to a nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations.

“Confidential Information” means information that HVF or the Administrator furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) any such information that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by HVF or the Administrator, or (iii) that is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than HVF or the Administrator, provided that, with respect to clauses (ii) and (iii) herein, such source is not (1) known to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with HVF, the Administrator, Hertz, as the case may be, or (2) known to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

SECTION 9.12   Governing Law.  THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

SECTION 9.13   Jurisdiction.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS SERIES 2009-1 NOTE PURCHASE AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE

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BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS SERIES 2009-1 NOTE PURCHASE AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SERIES 2009-1 NOTE PURCHASE AGREEMENT.

SECTION 9.14   Waiver of Jury Trial.  ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SERIES 2009-1 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH.  ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS SERIES 2009-1 NOTE PURCHASE AGREEMENT.

SECTION 9.15   Counterparts.  This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 9.16   Additional Investor Groups and Investor Group Maximum Principal Amount Increases.

(a)           Unless an Amortization Event or a Potential Amortization Event, in each case, with respect to the Series 2009-1 Notes shall have occurred and be continuing, HVF may request that an Additional Investor Group and its related Funding Agent, Conduit Purchasers, if any, and Committed Note Purchasers become parties to this Agreement and increase the Series 2009-1 Maximum Principal Amount by complying with the provisions of this Section 9.16(a) and Sections 2.1 and 5.1 of the Series 2009-1 Supplement upon execution of an Addendum by such Additional Investor Group, the Administrative Agent and HVF, and HVF shall provide at least three (3) Business Days’ prior written notice to each Funding Agent, the Administrative Agent and each Rating Agency, of any such addition.  Each such notice shall set forth the name of the Funding Agent, the Conduit Purchasers, if any, and the Committed Note Purchasers which are members of such Additional Investor Group, the Maximum Investor Group Principal Amount with respect to such Additional Investor Group, the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group, the related Committed Note Purchaser’s Committed Note Purchaser Percentage and the desired effective date of such Additional Investor Group becoming a party to this Agreement.  Each Additional Investor Group shall, upon the execution of an Addendum

49

by such Additional Investor Group, the Administrative Agent and HVF, become a party to this Agreement from and after the date of such execution with the same effect as if such Additional Investor Group had been an original party hereunder and the Administrative Agent shall revise Schedule I hereto in accordance with the information provided in the notice described above. Notwithstanding anything herein or in any other Series 2009-1 Related Document to the contrary, no consent of any existing Investor Group and its related Funding Agent, Conduit Purchasers, if any, and Committed Note Purchasers is required for HVF to cause Additional Investor Group to become party to this Agreement.

(b)           Unless an Amortization Event or a Potential Amortization Event shall have occurred and be continuing, HVF and any Investor Group and its related Funding Agent, Conduit Purchasers, if any, and Committed Note Purchasers may increase such Investor Group’s Maximum Investor Group Principal Amount and effect a corresponding increase to the Series 2009-1 Maximum Principal Amount by complying with the provisions of this Section 9.16(b) and Sections 2.1 and 5.1 of the Series 2009-1 Supplement (any such increase, an “Investor Group Maximum Principal Increase”) and upon the execution of an Investor Group Maximum Principal Increase Addendum. In connection with any such Investor Group Maximum Principal Increase, HVF shall provide at least three (3) Business Days’ prior written notice to each Funding Agent and the Administrative Agent of any such increase.  Each such notice shall set forth the name of the Funding Agent, the Conduit Purchasers, if any, and the Committed Note Purchasers which are members of such Investor Group, the Maximum Investor Group Principal Amount with respect to such Investor Group after giving effect to such Investor Group Maximum Principal Increase, the Investor Group Maximum Principal Increase Amount in connection with such Investor Group Maximum Principal Increase, the related Committed Note Purchaser’s Committed Note Purchaser Percentage after giving effect to such Investor Group Maximum Principal Increase and the desired effective date of such Investor Group Maximum Principal Increase.  Upon the execution of an Investor Group Maximum Principal Increase Addendum by such Investor Group, the Administrative Agent and HVF, the Administrative Agent shall revise Schedule I hereto in accordance with the information provided in the notice described above. Notwithstanding anything herein or in any other Series 2009-1 Related Document to the contrary, no consent of any other existing Investor Group or its related Funding Agent, Conduit Purchasers, if any, or Committed Note Purchasers is required for HVF to cause the Investor Group Maximum Principal Increase to occur or to modify the related Maximum Investor Group Principal Amount set forth in Schedule I hereto to reflect such Investor Group Maximum Principal Increase.

SECTION 9.17   Assignment

(a)           Any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Agreement and the Series 2009-1 Notes, with the prior written consent of HVF, which consent shall not be unreasonably withheld, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed

50

Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser and HVF and delivered to the Administrative Agent; provided that the consent of HVF to any such assignment shall not be required (i) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2009-1 Notes or (ii) if such Acquiring Committed Note Purchaser is an Affiliate of such assigning Committed Note Purchaser.

An assignment by a Committed Note Purchaser that is part of an Investor Group that includes a Conduit Investor to an Investor Group that does not include a Conduit Investor may be made pursuant to this Section 9.17(a); provided, that immediately prior to such assignment each Conduit Investor that is part of the assigning Investor Group shall be deemed to have assigned all of its rights and obligations in the Series 2009-1 Notes (and its rights and obligations hereunder and under the Related Documents) in respect of such assigned interest to its related Committed Note Purchaser pursuant to Section 9.03(b). Notwithstanding anything to the contrary herein, any assignment by a Committed Note Purchaser to a different Investor Group that includes a Conduit Investor shall be made pursuant to Section 9.17(c), and not this Section 9.17(a).

(b)           Without limiting the foregoing, each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement and any other Related Documents to which it is a party (or otherwise to which it has rights) to a Conduit Assignee with respect to such Conduit Investor without the prior written consent of HVF.  Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Related Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Series 2009-1 Commercial Paper and/or the Series 2009-1 Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Base Indenture or under any other Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable funded with commercial paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Related

51

Documents shall be interpreted in accordance with the foregoing, and (viii) if reasonably requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing.  No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.03 to fund any Increase not funded by such Conduit Investor or such Conduit Assignee.

(c)           Any Conduit Investor and the Committed Note Purchaser with respect to such Conduit Investor (or, with respect to any Investor Group without a Conduit Investor, the related Committed Note Purchaser) may at any time sell all or any part of their respective (or, with respect to an Investor Group without a Conduit Investor, its) rights and obligations under this Agreement and the Series 2009-1 Notes, with the prior written consent of HVF, which consent shall not be unreasonably withheld, to an Investor Group with respect to which each acquiring Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including each Conduit Investor (if any) and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers and HVF and delivered to the Administrative Agent; provided that the consent of HVF to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2009-1 Notes; provided further that it shall not be considered unreasonable for HVF to withhold its consent to an assignment to a potential Acquiring Investor Group that has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF’s costs of financing with respect to the applicable Series 2009-1 Notes.

(d)           Any Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its Committed Note Purchaser Percentage of the Maximum Investor Group Principal Amount with respect to it and the other Committed Note Purchasers included in the related Investor Group, its Series 2009-1 Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Committed Note Purchaser and the Participant; provided, however, that (i) in the event of any such sale by a Committed Note Purchaser to a Participant, (A) such Committed Note Purchaser’s obligations under this Agreement shall remain unchanged, (B) such Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF and

52

the Administrative Agent shall continue to deal solely and directly with such Committed Note Purchaser in connection with its rights and obligations under this Agreement and (ii) no Committed Note Purchaser shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, the Base Indenture, the Series 2009-1 Supplement or any Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Committed Note Purchasers hereunder.  A Participant shall have the right to receive reimbursement for amounts due pursuant to Sections 3.05, 3.06, 3.07 and 3.08 but only to the extent that the related selling Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.08, only to the extent such Participant shall have complied with the provisions of Section 3.08 as if such Participant were a Committed Note Purchaser.  Each such Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 hereof as if such Participant were a Committed Note Purchaser.

(e)           HVF authorizes each Committed Note Purchaser to disclose to any Participant or Acquiring Committed Note Purchaser (each, a “Transferee”) and any prospective Transferee any and all financial information in such Committed Note Purchaser’s possession concerning HVF, the Collateral, the Administrator and the Related Documents which has been delivered to such Committed Note Purchaser by HVF or the Administrator in connection with such Committed Note Purchaser’s credit evaluation of HVF, the Collateral and the Administrator.

SECTION 9.18   Each Conduit Investor and each Committed Note Purchaser’s Covenant.  Without limiting the rights of the Trustee or the Lessor under the HVF Lease, each Conduit Investor and each Committed Note Purchaser agrees that so long as no Servicer Default has occurred and is continuing and no Limited Liquidation Event of Default with respect to the Series 2009-1 Notes has occurred and is continuing, HVF shall not be required by any such Conduit Investor or Committed Note Purchaser to take any action to compel or secure the performance or observance by a Manufacturer of its obligations to HVF under a Manufacturer Program or exercise any rights, remedies, powers or privileges with respect to any Manufacturer if the Servicer reasonably determines that such action or exercise is not commercially reasonable.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC

By:	/s/ Scott Massengill
Name:	Scott Massengill
Title:	Vice President & Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656

Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201)307-2746

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

THE HERTZ CORPORATION

By:	/s/ Scott Massengill
Name:	Scott Massengill
Title:	Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656

Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201)307-2746

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

By:	/s/ Ozan Kaya
Name:	Ozan Kaya
Title:	Vice President

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Robert Sheldon
Telephone:	(212) 250-4493
Facsimile:	(212) 797-5160

With electronic copy to abs.conduits@db.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

By:	/s/ Ozan Kaya
Name:	Ozan Kaya
Title:	Vice President

Address:	60 Wall Street
3rd Floor
New York, NY 10005

Attention:	Ozan Kaya
Telephone:	(212) 250-4998
Facsimile:	(212) 797-5300
Email:	ozan.kaya@db.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

SARATOGA FUNDING CORP., LLC, as a Conduit Investor

By:	/s/ Phillip A. Martone
Name:	Phillip A. Martone
Title:	Vice President

Address:	60 Wall Street
3rd Floor
New York, NY 10005

Attention:	Christopher Register / Rachel Wills
Telephone:	(904) 527-6113 / (904) 520-5359
Facsimile:	(904) 494-6831 / (904)520-8175
Email:	Christopher.Register@db.com /
Rachel.Wills@db.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

By:	/s/ Ozan Kaya
Name:	Ozan Kaya
Title:	Vice President

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Ozan Kaya
Telephone:	(212) 250-4998
Facsimile:	(212) 797-5300
Email:	ozan.kaya@db.com

COMMITMENT AMOUNT:
$501,641,479.00

COMMITMENT PERCENTAGE: 25.88%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/ Jeffrey Goldberg
Name:	Jeffrey Goldberg
Title:	Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	Jeffrey Goldberg
Telephone:	(212) 528-7372
Facsimile:	(917) 265-1164
Email:	jeffrey.goldberg@barcap.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

SHEFFIELD RECEIVABLES CORPORATION, as a Conduit Investor

By: BARCLAYS BANK PLC, as Attorney-in-Fact

By:	/s/John McCarthy
Name:	John McCarthy
Title:	Vice President

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	Jeffrey Goldberg
Telephone:	(212) 528-7372
Facsimile:	(917) 265-1164
Email:	jeffrey.goldberg@barcap.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

SHEFFIELD RECEIVABLES CORPORATION, as a Committed Note Purchaser

By: BARCLAYS BANK PLC, as Attorney-in-Fact

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Vice President

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	Jeffrey Goldberg
Telephone:	(212) 528-7372
Facsimile:	(917) 265-1164
Email:	jeffrey.goldberg@barcap.com

COMMITMENT AMOUNT:
$285,280,212.00

COMMITMENT PERCENTAGE: 14.72%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Funding Agent

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

Address:	One Liberty Plaza
26th Floor
New York, NY 10006

Attention:	Darren Ward
Telephone:	(212) 225-5264
Facsimile:	(212) 225-5274
Email:	darren_ward@scotiacapital.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

LIBERTY STREET FUNDING LLC, as a Conduit Investor

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

Address:	114 West 57th Street Suite 2310
New York, NY 10036

Attention:	Jill Russo
Telephone:	(212) 295-2742
Facsimile:	(212) 302-8767
Email:	jrusso@gssnyc.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Committed Note Purchaser

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

Address:	One Liberty Plaza
26th Floor
New York, NY 10006

Attention:	Darren Ward
Telephone:	(212) 225-5264
Facsimile:	(212) 225-5274
Email:	darren_ward@scotiacapital.com

COMMITMENT AMOUNT: $71,320,053.00

COMMITMENT PERCENTAGE: 3.68%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

BANK OF AMERICA, N.A., as a Funding Agent

By:	/s/ Jeremy Grubb
Name:	Jeremy Grubb
Title:	Vice President

Address:	214 North Tryon Street, 21st Floor
NC1-027-21-04
Charlotte, NC 28255

Attention:	Jeremy Grubb
Telephone:	(980) 386-7261
Facsimile:	(704) 719-8315
Email:	jeremy.grubb@baml.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

BANK OF AMERICA, N.A., as a Committed Note Purchaser

By:	/s/ Jeremy Grubb
Name:	Jeremy Grubb
Title:	Vice President

Address:	214 North Tryon Street, 21st Floor
NC1-027-21-04
Charlotte, NC 28255

Attention:	Jeremy Grubb
Telephone:	(980) 386-7261
Facsimile:	(704) 719-8315
Email:	jeremy.grubb@baml.com

COMMITMENT AMOUNT:
$213,960,159.00

COMMITMENT PERCENTAGE: 11.04%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Linda Yeung / Kristen Kuo
Telephone:	(212) 261-7250 / (212) 261-7455
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

Address:	1301 Avenue of the Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

COMMITMENT AMOUNT:
$187,566,034.00

COMMITMENT PERCENTAGE: 9.68%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Funding Agent

By:	/s/ Laura V. Chittick
Name:	Laura V. Chittick
Title:	Vice President

Address:	383 Madison Avenue, Floor 31
New York, NY 10179

Attention:	Laura Chittick
Telephone:	(212) 834-5101
Facsimile:	(212) 834-6657
Email:	laura.v.chittick@jpmorgan.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Investor

By: JPMORGAN CHASE BANK, N.A., as Attorney-in-Fact

By:	/s/ Laura V. Chittick
Name:	Laura V. Chittick
Title:	Vice President

Address:	383 Madison Avenue, Floor 31
New York, NY 10179

Attention:	Laura Chittick
Telephone:	(212) 834-5101
Facsimile:	(212) 834-6657
Email:	laura.v.chittick@jpmorgan.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Committed Note Purchaser

By:	/s/ Laura V. Chittick
Name:	Laura V. Chittick
Title:	Vice President

Address:	383 Madison Avenue, Floor 31
New York, NY 10179

Attention:	Laura Chittick
Telephone:	(212) 834-5101
Facsimile:	(212) 834-6657
Email:	laura.v.chittick@jpmorgan.com

COMMITMENT AMOUNT:
$245,629,829.00

COMMITMENT PERCENTAGE: 12.67%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

NATIXIS FINANCIAL PRODUCTS INC., as a Funding Agent

By:	/s/ David Bondy
Name: David Bondy
Title: Managing Director

By:	/s/ Adam True
Name: Adam True
Title: Managing Director, Senior Counsel

Address:	9 West 57th St.
New York, NY 10019

Attention:	Frank Fletcher
Telephone:	(212) 891-5878
Facsimile:	(212) 891-3335
Email:	Frank.fletcher@us.natixis.com;
versaillestransactions@us.natixis.com; rajesh.rampersaud@db.com; Fiona.chan@db.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

VERSAILLES ASSETS LLC, as a Conduit Investor

By: GLOBAL SECURITIZATION SERVICES, LLC, its Manager

By:	/s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

Address:	c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:	Andrew Stidd
Telephone:	(212) 302-8767
Facsimile:	(631) 587-4700
Email:	versailles_transactions@cm.natixis.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

VERSAILLES ASSETS LLC, as a Committed Note Purchaser

By: GLOBAL SECURITIZATION SERVICES, LLC, its Manager

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

Address:	c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:	Andrew Stidd
Telephone:	(212) 302-8767
Facsimile:	(631) 587-4700
Email:	versailles_transactions@cm.natixis.com

COMMITMENT AMOUNT:
$142,640,106.00

COMMITMENT PERCENTAGE: 7.36%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

RBS SECURITIES INC., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

Address:	550 West Jackson Blvd.
Chicago, IL 60661

Attention:	David Donofrio
Telephone:	(312) 338-6720
Facsimile:	(312) 338-0140
Email:	david.donofrio@rbs.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

AMSTERDAM FUNDING CORPORATION, as a Conduit Investor

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

Address:	600 Washington Blvd.
Stamford, CT 06901

Attention:	Mike Ballone
Telephone:	(203) 897-4750
Facsimile:	N/A
Email:	michael.ballone@rbs.com,
conduit.operations@rbs.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

RBS SECURITIES INC., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

Address:	550 West Jackson Blvd.
Chicago, IL 60661

Attention:	David Donofrio
Telephone:	(312) 338-6720
Facsimile:	(312) 338-0140
Email:	david.donofrio@rbs.com

COMMITMENT AMOUNT:
$52,301,373.00

COMMITMENT PERCENTAGE: 2.70%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

BMO CAPITAL MARKETS CORP., as a Funding Agent

By:	/s/ Keith J. Niebrugge
Name:	Keith J. Niebrugge
Title:	Managing Director

Address:	115 S. LaSalle Street, 13W
Chicago, IL 60603

Attention:	Keith Niebrugge
Telephone:	(312) 461-3134
Facsimile:	(312) 293-4908
Email:	keith.niebrugge@bmo.com

Attention:	Jeffrey BaCote
Telephone:	(312) 461-7449
Facsimile:	(312) 461-3189
Email:	jeff.bacote@bmo.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor

By:	/s/ Phillip A. Martone
Name:	Phillip A. Martone
Title:	Vice President

Address:	c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005

Attention:	Phil Martone
Telephone:	(212) 346-9008
Facsimile:	(212) 346-9012
Email:	pmartone@lordspv.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

BANK OF MONTREAL, as a Committed Note Purchaser

By:	/s/ Brian Zaban
Name:	Brian Zaban
Title:	Managing Director

Address:	115 S. LaSalle Street
Chicago, IL 60603

Attention:	Brian Zaban
Telephone:	(312) 461-2578
Facsimile:	(312) 259-7260
Email:	brian.zaban@bmo.com

COMMITMENT AMOUNT:
$95,093,404.00

COMMITMENT PERCENTAGE: 4.91%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

ING CAPITAL MARKETS LLC, as a Funding Agent

By:	/s/ Leonard Y.K. Woo, Jr.
Name:	Leonard Y.K. Woo, Jr.
Title:	Director

Address:	1325 Avenue of the Americas
New York, NY 10019

Attention:	Lenny Woo
Telephone:	(646) 424-6889
Facsimile:	(646) 424-6489
Email:	Leonard.Woo@americas.ing.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

MONT BLANC CAPITAL CORP., as a Conduit Investor

By: ING CAPITAL MARKETS, LLC, as Attorney-in-Fact

By:	/s/ Dennis Strid
Name:	Dennis Strid
Title:	Vice President

Address:	1325 Avenue of the Americas
New York, NY 10019

Attention:	Dennis Strid
Telephone:	(646) 424-7908
Facsimile:	(646) 424-6489
Email:	dennis.strid@americas.ing.com

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

ING BANK N.V. (DUBLIN BRANCH), as a Committed Note Purchaser

By:	/s/ Aidan Neill
Name:	Aidan Neill
Title:	Director

By:	/s/ David Rea
Name:	David Rea
Title:	Vice President

Address:	Block 4, Dundrum Town Centre
Sandyford Road
Dundrum, Dublin 16, Ireland

Attention:	David Rea/Alan Maher
Telephone:	+353 1 638 4038
Facsimile:	+353 1 638 4020
Email:	david.rea@ingbank.com

COMMITMENT AMOUNT:
$142,640,106.00

COMMITMENT PERCENTAGE: 7.36%

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

SCHEDULE I

SARATOGA FUNDING CORP., LLC, as a Conduit Investor

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser

Commitment Amount: $ 501,641,479.00

Commitment Percentage: 25.88%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 501,641,479.00

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for SARATOGA FUNDING CORP., LLC, as a Conduit Investor

BANK OF AMERICA, N.A., as a Committed Note Purchaser

Commitment Amount: $ 213,960,159.00

Commitment Percentage: 11.04%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 213,960,159.00

BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Conduit Investor

THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Committed Note Purchaser

Commitment Amount: $ 71,320,053.00

Commitment Percentage: 3.68%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 71,320,053.00

THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

Investor

SHEFFIELD RECEIVABLES CORPORATION, as a Conduit Investor

SHEFFIELD RECEIVABLES CORPORATION, as a Committed Note Purchaser

Commitment Amount: $ 285,280,212.00

Commitment Percentage: 14.72%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 285,280,212.00

BARCLAYS BANK PLC, as a Funding Agent, for SHEFFIELD RECEIVABLES CORPORATION, as a Conduit Investor and a Committed Note Purchaser

FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor

BANK OF MONTREAL, as a Committed Note Purchaser

Commitment Amount: $ 95,093,404.00

Commitment Percentage: 4.91%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 95,093,404.00

BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

Commitment Amount: $ 187,566,034.00

Commitment Percentage: 9.68%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 187,566,034.00

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

MONT BLANC CAPITAL CORP., as a Conduit Investor

ING BANK N.V. (DUBLIN BRANCH), as a Committed Note Purchaser

Commitment Amount: $ 142,640,106.00

Commitment Percentage: 7.36%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 142,640,106.00

ING CAPITAL MARKETS, LLC, as a Funding Agent, for MONT BLANC CAPITAL CORP., as a Conduit Investor, and ING BANK N.V. (DUBLIN BRANCH), as a Committed Note Purchaser

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Investor

JPMORGAN CHASE BANK, N.A., as a Committed Note Purchaser

Commitment Amount: $ 245,629,829.00

Commitment Percentage: 12.67%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 245,629,829.00

JPMORGAN CHASE BANK, N.A., as a Funding Agent and a Committed Note Purchaser, for JUPITER SECURITIZATION COMPANY LLC, as a Conduit Investor

VERSAILLES ASSETS LLC, as a Conduit Investor

VERSAILLES ASSETS LLC, as a Committed Note Purchaser

Commitment Amount: $ 142,640,106.00

Commitment Percentage: 7.36%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 142,640,106.00

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

NATIXIS FINANCIAL PRODUCTS INC., as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser

AMSTERDAM FUNDING CORPORATION, as a Conduit Investor

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

Commitment Amount: $ 52,301,373.00

Commitment Percentage: 2.70%

Committed Note Purchaser Percentage: 100%

Maximum Investor Group Principal Amount: $ 52,301,373.00

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser, for AMSTERDAM FUNDING CORPORATION, as a Conduit Investor

[SERIES 2009-1 NOTE PURCHASE AGREEMENT]

SCHEDULE II

Effect of Amendment and Restatement of Series 2009-1 Initial Notes

Series 2009-1 Noteholder	Commitment Amount on December 15, 2010	Commitment Amount on December 16, 2010	Reduction of Commitment Amount	Maximum Investor Group Principal Amount on December 15, 2010	Maximum Investor Group Principal Amount on December 16, 2010	Reduction in Maximum Investor Group Principal Amounts	Payments in respect of principal of Series 2009-1 Initial Note	Increases

The Bank of Nova Scotia, acting through its New York Agency	$75,000,000.00	$71,320,053.00	$3,679,947.00	$75,000,000.00	$71,320,053.00	$3,679,947.00	N/A	$1,803,766.76

Barclays Bank PLC	$300,000,000.00	$285,280,212.00	$14,719,788.00	$300,000,000.00	$285,280,212.00	$14,719,788.00	N/A	$7,215,067.05

BMO Capital Markets Corp.	$100,000,000.00	$95,093,404.00	$4,906,596.00	$100,000,000.00	$95,093,404.00	$4,906,596.00	N/A	$2,405,022.35

Deutsche Bank AG, New York Branch	$627,525,000.00	$501,641,479.00	$125,883,521.00	$627,525,000.00	$501,641,479.00	$125,883,521.00	$36,329,011.82	N/A

Bank of America, N.A.	$225,000,000.00	$213,960,159.00	$11,039,841.00	$225,000,000.00	$213,960,159.00	$11,039,841.00	N/A	$5,411,300.29

Credit Agricole Corporate and Investment Bank	$197,244,000.00	$187,566,034.00	$9,677,966.00	$197,244,000.00	$187,566,034.00	$9,677,966.00	N/A	$4,743,762.40

Series 2009-1 Noteholder	Commitment Amount on December 15, 2010	Commitment Amount on December 16, 2010	Reduction of Commitment Amount	Maximum Investor Group Principal Amount on December 15, 2010	Maximum Investor Group Principal Amount on December 16, 2010	Reduction in Maximum Investor Group Principal Amounts	Payments in respect of principal of Series 2009-1 Initial Note	Increases

ING Capital Markets, LLC	$150,000,000.00	$142,640,106.00	$7,359,894.00	$150,000,000.00	$142,640,106.00	$7,359,894.00	N/A	$3,607,533.53

JPMorgan Chase Bank, N.A.	$258,303,750.00	$245,629,829.00	$12,673,921.00	$258,303,750.00	$245,629,829.00	$12,673,921.00	N/A	$6,212,263.17

Natixis Financial Products Inc.	$150,000,000.00	$142,640,106.00	$7,359,894.00	$150,000,000.00	$142,640,106.00	$7,359,894.00	N/A	$3,607,533.53

The Royal Bank of Scotland plc	$55,000,000.00	$52,301,373.00	$2,698,627.00	$55,000,000.00	$52,301,373.00	$2,698,627.00	N/A	$1,322,762.72

2

EXHIBIT A
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

FORM OF ADVANCE REQUEST

HERTZ VEHICLE FINANCING LLC

SERIES 2009-1 VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES

To:  Addressees on Schedule I hereto

Ladies and Gentlemen:

This Advance Request is delivered to you pursuant to Section 7.03 of that certain Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of December 16, 2010 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2009-1 Note Purchase Agreement”) among Hertz Vehicle Financing LLC, the Conduit Investors, the Committed Note Purchasers, the Funding Agents named therein, The Hertz Corporation, as Administrator and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”).

Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Series 2009-1 Note Purchase Agreement, and if not defined therein, shall have the meaning assigned thereto in the Definition List attached to the Base Indenture as Schedule I of the Base Indenture.

The undersigned hereby requests that an Advance be made in the aggregate principal amount of $                       on                         , 20      .  The undersigned hereby acknowledges that any Advance that is not funded at the CP Rate by a Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.

The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the date hereof is an amount equal to $                             and (ii) the Series 2009-1 Enhancement Amount as of the date hereof is an amount equal to $                            .

The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 7.03 of the Series 2009-1 Note Purchase Agreement and Section 2.1(b) of the Series 2009-1 Supplement have been satisfied and all statements set forth in Section 6.01 of the

A-1

Series 2009-1 Note Purchase Agreement are true and correct as required pursuant to Section 7.03(a)(i) of the Series 2009-1 Note Purchase Agreement.

The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group.  Except to the extent, if any, that prior to the time of the Advance requested hereby you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

[insert payment instructions]

The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this          day of                     , 20      .

HERTZ VEHICLE FINANCING LLC

By:
Title:

SCHEDULE I:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

2 North LaSalle Street

Chicago, IL  60602

Attention:  Corporate Trust Administration — Structured Finance

Telephone:  312-827-8663

Fax:  312-827-8562

Email: john.ask@bnymellon.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attention:  Robert Sheldon

Telephone:  (212) 250-4493

Fax:  (212) 797-5160

Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for SARATOGA FUNDING CORP., LLC, as a Conduit Investor

60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attention:  Ozan Kaya

Telephone:  (212) 250-4998

Fax:  (212) 797-5300

Or, in the case of Saratoga Funding Corp., LLC:

60 Wall Street, 19th Floor

New York, NY 10005-2858

Contact person:  Christopher Register / Rachel Wills

Telephone number: (904) 527-6113 / (904) 520-5359

Fax number:  (904) 494-6831 / (904)520-8175

E-mail address:  Christopher.Register@db.com / Rachel.Wills@db.com with a copy to:

60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attention:  Rachel Wills

Telephone:  (904) 520-5359

Fax:  (904) 520-8175

BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

214 North Tryon Street, 21st Floor

NC1-027-21-04

Charlotte, NC 28255

Contact person: Jeremy Grubb

Telephone number:	(980) 386-7261
Fax number:	(704) 719-8315
E-mail address:	jeremy.grubb@baml.com

THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor

One Liberty Plaza

26th Floor

New York, NY 10006

Attention:  Darren Ward

Telephone:  (212) 225-5264

Fax:  (212) 225-5274

Or, in the case of Liberty Street Funding LLC:

Liberty Street Funding LLC

114 West 47th Street, Suite 2310

New York, NY 10036

Contact person:  Jill Russo

Telephone number:        (212) 295-2742

Fax number:  (212) 302-8767

E-mail address:   jrusso@gssnyc.com

BARCLAYS BANK PLC, as a Funding Agent, for SHEFFIELD RECEIVABLES CORPORATION, as a Conduit Investor and a Committed Note Purchaser

745 Seventh Avenue

5th Floor

New York, NY 10019

Attention:  Jeffrey Goldberg

Telephone:  (212) 528-7372

Fax number:                           (917) 265-1164

E-mail address:             jeffrey.goldberg@barcap.com

Or, in the case of Sheffield Receivables Corporation:

745 Seventh Avenue, 5th Floor

New York, NY 10019

Contact person:  Jeffrey Goldberg

Telephone number:       (212) 528-7372

Fax number:  (917) 265-1164

E-mail address: jeffrey.goldberg@barcap.com

BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser

115 S. LaSalle Street, 13W

Chicago, IL 60603

Contact person:  Keith Niebrugge

Telephone number:       (312) 461-3134

Fax number:  (312) 293-4908

E-mail address:  keith.niebrugge@bmo.com

Contact person:  Jeffrey BaCote

Telephone number:       (312) 461-7449

Fax number:  (312) 461-3189

E-mail address:  jeff.bacote@bmo.com

Or, in the case of Fairway Finance Company LLC:

c/o Lord Securities Corp.

48 Wall Street

27th Floor

New York, NY 10005

Attention:  Phil Martone

Telephone:  (212) 346-9008

Fax:  (212) 346-9012

E-mail address:  pmartone@lordspv.com

Or, in the case of Bank of Montreal:

Bank of Montreal

115 S. LaSalle Street

Chicago, IL 60603

Contact person: Brian Zaban

Telephone number:  (312) 461-2578

Fax number:  (312) 259-7260

E-mail address: brian.zaban@bmo.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Contact person: Linda Yeung / Kristen Kuo

Telephone number:      (212) 261-7250 / (212) 261-7455

Fax number:  (917) 849-5584

E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

Or, in the case of Atlantic Asset Securitization LLC or Credit Agricole Corporate and Investment Bank, as a Committed Note Purchaser:

1301 Avenue of the Americas

New York, NY 10019

Contact person:  Tina Kourmpetis / Deric Bradford

Telephone number: (212) 261-7814 / (212) 261-3470

Fax number:  (917) 849-5584

E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

ING CAPITAL MARKETS, LLC, as a Funding Agent, for MONT BLANC CAPITAL CORP., as a Conduit Investor, and ING BANK N.V. (DUBLIN BRANCH), as a Committed Note Purchaser

ING Capital Markets, LLC

1325 Avenue of the Americas

New York, NY 10019

Contact person:	Lenny Woo
Telephone number:	(646) 424-6889
Fax number:	(646) 424-6489
E-mail address:	Leonard.Woo@americas.ing.com

Or, in the case of Mont Blanc Capital Corp.

1325 Avenue of the Americas

New York, NY 10019

Contact person:	Dennis Strid
Telephone number:	(646) 424-7908
Fax number:	(646) 424-6489
E-mail address:	dennis.strid@americas.ing.com

Or, in the case of ING Bank N.V. (Dublin Branch):

Block 4, Dundrum Town Centre

Sandyford Road

Dundrum, Dublin 16, Ireland

Contact person:	David Rea/Alan Maher
Telephone number:	+353 1 638 4038
Fax number:	+353 1 638 4020
E-mail address:	david.rea@ingbank.com

JPMORGAN CHASE BANK, N.A., as a Funding Agent and a Committed Note Purchaser, for JUPITER SECURITIZATION COMPANY LLC, as a Conduit Investor

383 Madison Avenue, Floor 31

New York, NY 10179

Contact person:	Laura Chittick
Telephone number:	(212) 834-5101
Fax number:	(212) 834-6657
E-mail address:	laura.v.chittick@jpmorgan.com

NATIXIS FINANCIAL PRODUCTS INC., as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser

9 West 57th St.

New York, NY 10019

Attention:  Frank Fletcher

Telephone:  (212) 891-5878

Fax:  (212) 891-3335

E-mail address:  Frank.fletcher@us.natixis.com; versaillestransactions@us.natixis.com; rajesh.rampersaud@db.com; Fiona.chan@db.com

Or, in the case of Versailles Assets LLC:

c/o Global Securitization Services LLC

68 South Service Road

Suite 120

Melville, NY 11747

Attention:  Andrew Stidd

Telephone:  (212) 302-8767

Fax:  (631) 587-4700

E-mail address:	versailles_transactions@cm.natixis.com

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent AND a Committed Note Purchase, for AMSTERDAM FUNDING CORPORATION, as a Conduit Investor

550 West Jackson Blvd.

Chicago, IL 60661

Contact person:	David Donofrio
Telephone number:	(312) 338-6720
Fax number:	(312) 338-0140
E-mail address:	david.donofrio@rbs.com

Or, in the case of Amsterdam Funding Corporation:

600 Washington Blvd

Stamford, CT 06901

Contact person:	Mike Ballone
Telephone number:	(203) 897-4750
Fax number:	N/A
E-mail address:	michael.ballone@rbs.com, conduit.operations@rbs.com

SCHEDULE II:

Funding Allocation by Funding Agent:
DEUTSCHE BANK AG, NEW YORK BRANCH	25.88%	$501,641,479.00
BANK OF AMERICA, N.A.	11.04%	$213,960,159.00
THE BANK OF NOVA SCOTIA	3.68%	$71,320,053.00
BARCLAYS BANK PLC	14.72%	$285,280,212.00
BMO CAPITAL MARKETS CORP.	4.91%	$95,093,404.00
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	9.68%	$187,566,034.00
ING CAPITAL MARKETS, LLC	7.36%	$142,640,106.00
JPMORGAN CHASE BANK, N.A.	12.67%	$245,629,829.00
NATIXIS FINANCIAL PRODUCTS INC.	7.36%	$142,640,106.00
THE ROYAL BANK OF SCOTLAND PLC	2.70%	$52,301,373.00

EXHIBIT B
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [          ], among [          ] (the “Transferor”), each purchaser listed as an Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Funding Agent with respect to such Acquiring Committed Note Purchaser listed in the signature pages hereof (each, a “Funding Agent”), and Hertz Vehicle Financing LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.17(a) of the Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of December 16, 2010 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2009-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined), among the Company, the Conduit Investors, the Committed Note Purchasers, the Funding Agents named therein, The Hertz Corporation, as Administrator and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”);

WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Committed Note Purchaser) wishes to become a Committed Note Purchaser party to the Series 2009-1 Note Purchase Agreement; and

WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, its rights, obligations and commitments under the Series 2009-1 Note Purchase Agreement and the Series 2009-1 Notes;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, each Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall be a Committed Note Purchaser party to the Series 2009-1 Note Purchase Agreement for all purposes thereof.

The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s

“Purchased Percentage”) of the Transferor’s Commitment under the Series 2009-1 Note Purchase Agreement and the Transferor’s Investor Group Invested Amount.  The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Commitment under the Series 2009-1 Note Purchase Agreement and the Transferor’s Investor Group Invested Amount.

The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Section 3.02 of the Series 2009-1 Note Purchase Agreement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2009-1 Supplement from and after the Transfer Issuance Date].

From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2009-1 Supplement or the Series 2009-1 Note Purchase Agreement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

By executing and delivering this Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2009-1 Supplement, the Series 2009-1 Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2009-1 Notes, the Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture, the Series 2009-1 Note Purchase Agreement and such other Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2009-1 Note Purchase Agreement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchase Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 5 of the Series 2009-1 Note Purchase Agreement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes a Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchase Agreement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 5 of the Series 2009-1 Note Purchase Agreement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2009-1 Note Purchase Agreement are required to be performed by it as an Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to HVF and the Administrator that the representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement on and as of the date hereof.

Schedule I hereto sets forth the revised Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.

This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor

By:
Title:

By:
Title:

[ ], as Acquiring Committed Note Purchaser

By:
Title:

[ ], as Funding Agent

By:
Title:

CONSENTED AND ACKNOWLEDGED:

HERTZ VEHICLE FINANCING LLC

By:
Title:

SCHEDULE I

LIST OF ADDRESSES FOR NOTICES

AND OF COMMITMENT PERCENTAGES

DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent

Address:

Attention:

Telephone:

Facsimile:

[TRANSFEROR]

Address:	[ ]
	Attention: [	]
	Telephone: [	]
	Facsimile: [	]

Prior Commitment Percentage:	[ ]

Revised Commitment Percentage:	[ ]

Prior Investor Group Principal Amount:	[ ]

Revised Investor Group Principal Amount:	[ ]

[TRANSFEROR FUNDING AGENT]

Address:	[ ]
	Attention: [	]
	Telephone: [	]
	Facsimile: [	]

[ACQUIRING COMMITTED NOTE PURCHASER]

Address:	[ ]
	Attention: [	]
	Telephone: [	]
	Facsimile: [	]

Prior Commitment Percentage:	[ ]

Revised Commitment Percentage:	[ ]

Prior Investor Group Principal Amount:	[ ]

Revised Investor Group Principal Amount:	[ ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]

Address:	[ ]
	Attention: [	]
	Telephone: [	]
	Facsimile: [	]

EXHIBIT C
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

FORM OF INVESTOR GROUP SUPPLEMENT

INVESTOR GROUP SUPPLEMENT, dated as of [     ], among (i) [      ] (the “Transferor Investor Group”), (ii) [     ] (the “Acquiring Investor Group”), (iii) the Funding Agent with respect to the Acquiring Investor Group listed in the signature pages hereof (each, a “Funding Agent”), and (iv) Hertz Vehicle Financing LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, this Investor Group Supplement is being executed and delivered in accordance with subsection 9.17(c) of the Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of December 16, 2010 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2009-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined), among the Company, the Conduit Investors, the Committed Note Purchasers, the Funding Agents named therein, The Hertz Corporation, as Administrator and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”);

WHEREAS, the Acquiring Investor Group wishes to become a Conduit Investor and a Committed Note Purchaser with respect to such Conduit Investor under the Series 2009-1 Note Purchase Agreement; and

WHEREAS, the Transferor Investor Group is selling and assigning to the Acquiring Investor Group its respective rights, obligations and commitments under the Series 2009-1 Note Purchase Agreement and the Series 2009-1 Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Investor Group Supplement by the Acquiring Investor Group, each Funding Agent with respect thereto, the Transferor Investor Group and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Conduit Investor and the Committed Note Purchasers with respect to the Acquiring Investor Group shall be parties to the Series 2009-1 Note Purchase Agreement for all purposes thereof.

The Transferor Investor Group acknowledges receipt from the Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Transferor Investor Group and the Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Acquiring Investor Group (the Acquiring Investor Group’s “Purchased Percentage”) of

the Commitment Amount with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2009-1 Note Purchase Agreement and the Transferor Investor Group’s Investor Group Principal Amount.  The Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Acquiring Investor Group, without recourse, representation or warranty, and the Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Transferor Investor Group, the Acquiring Investor Group’s Purchased Percentage of the Commitment with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2009-1 Note Purchase Agreement and the Transferor Investor Group’s Investor Group Principal Amount.

From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor Investor Group pursuant to the Series 2009-1 Supplement or the Series 2009-1 Note Purchase Agreement shall, instead, be payable to or for the account of the Transferor Investor Group and the Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Investor Group Supplement.

By executing and delivering this Investor Group Supplement, the Transferor Investor Group and the Acquiring Investor Group confirm to and agree with each other as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2009-1 Supplement, the Series 2009-1 Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2009-1 Notes, the Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2009-1 Note Purchase Agreement, the Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Acquiring Investor Group confirms that it has received a copy of the Indenture, the Series 2009-1 Note Purchase Agreement and such other Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Supplement; (iv) the Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2009-1 Note Purchase Agreement; (v) the Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchase Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 5 of the Series 2009-1 Note Purchase Agreement; (vi) each member of the Acquiring Investor Group appoints and authorizes its respective Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchase Agreement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 5 of the Series 2009-1 Note Purchase Agreement, (vii) each member of the Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2009-1 Note Purchase Agreement are required to be performed by it as a member of the Acquiring Investor Group and (viii) each member of the Acquiring Investor Group hereby represents and warrants to HVF and the Administrator that the representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement are true and correct with respect to the Acquiring Investor Group on and as of the date hereof and the Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement on and as of the date hereof.

Schedule I hereto sets forth the revised Commitment Percentages of the Transferor Investor Group and the Acquiring Investor Group, as well as administrative information with respect to the Acquiring Investor Group and its Funding Agent.

This Investor Group Supplement and all matters arising under or in any manner relating to this Investor Group Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

IN WITNESS WHEREOF, the parties hereto have caused this Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor Investor Group

By:
Title:

[ ], as Transferor Investor Group

By:
Title:

[ ], as Acquiring Investor Group

By:
Title:

[ ], as Acquiring Investor Group

By:
Title:

[ ], as Funding Agent

By:
Title:

CONSENTED AND ACKNOWLEDGED:

HERTZ VEHICLE FINANCING LLC

By:
Title:

LIST OF ADDRESSES FOR NOTICES

AND OF COMMITMENT PERCENTAGES

EXHIBIT D
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

ADDENDUM TO AGREEMENT

Each of the undersigned:

(i) confirms that it has received a copy of the Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of December 16, 2010 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2009-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined), among HVF, the Conduit Investors, the Committed Note Purchasers, the Funding Agents named therein, The Hertz Corporation, as Administrator and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;

(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchaser Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(iii) agrees to all of the provisions of the Series 2009-1 Note Purchase Agreement;

(iv) agrees that the related Maximum Investor Group Principal Amount is $                                   (including any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group) and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is        percent (    %);

(v) designates                        as the Funding Agent for itself, and such Funding Agent hereby accepts such appointment;

(vi) becomes a party to the Series 2009-1 Note Purchase Agreement and a Conduit Investor, Committed Note Purchaser or Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2009-1 Note Purchase Agreement; and

(vii) each member of the Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement are true and correct with respect to the Additional Investor Group on and as of the date hereof and the Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement on and as of the date hereof.  The notice address for each member of the Additional Investor Group is as follows:

Schedule II - 1

[INSERT CONTACT INFORMATION FOR EACH ENTITY]

This Addendum shall be effective when a counterpart hereof, signed by the undersigned, HVF and the Administrative Agent has been delivered to the parties hereto.

This Addendum shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this          day of                     , 20    .

[NAME OF ADDITIONAL FUNDING AGENT], as Funding Agent

By:
Name:
Title:

[NAME OF ADDITIONAL CONDUIT PURCHASER], as Conduit Investor

By:
Name:
Title:

[NAME OF ADDITIONAL COMMITTED PURCHASER], as Committed Note Purchaser

By:
Name:
Title:

Acknowledged and Agreed to as of the date first above written:

HERTZ VEHICLE FINANCING LLC

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

EXHIBIT E
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

FLEET DATA REPORT

On file with The Hertz Corporation

EXHIBIT F
TO
SERIES 2009-1 NOTE PURCHASE AGREEMENT

INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM

In order to effect an Investor Group Maximum Principal Increase with respect to its Investor Group, each of the undersigned:

(i) confirms that it has received a copy of the Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of December 16, 2010 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2009-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined), among HVF, the Conduit Investors, the Committed Note Purchasers, the Funding Agents named therein, The Hertz Corporation, as Administrator and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Maximum Principal Increase Addendum;

(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2009-1 Note Purchaser Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(iii) reaffirms its agreement to all of the provisions of the Series 2009-1 Note Purchase Agreement;

(iv) agrees to (1) the Investor Group Maximum Principal Increase described in this Investor Group Maximum Principal Increase Addendum and (2) an Investor Group Maximum Principal Increase Amount in an amount equal to $                                  ;

(v) agrees that the related Maximum Investor Group Principal Amount is $                                   and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is        percent (    %) (in each case after giving effect to the Investor Group Maximum Principal Increase described in clause (iv) above); and

(vi) each member of the Investor Group hereby represents and warrants that the representations and warranties contained in Section 6.03 of the Series 2010-1 Note Purchase Agreement are true and correct with respect to the Investor Group on and as of the date hereof and the Investor Group shall be deemed to have made such representations and warranties contained in Section 6.03 of the Series 2009-1 Note Purchase Agreement on and as of the date hereof.  The notice address for each member of the Investor Group is as follows:

[INSERT CONTACT INFORMATION FOR EACH ENTITY]

This Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned, HVF and the Administrative Agent has been delivered to the parties hereto.

This Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this          day of                     , 20    .

[NAME OF ADDITIONAL FUNDING AGENT], as Funding Agent

By:
Name:
Title:

[NAME OF ADDITIONAL CONDUIT PURCHASER], as Conduit Investor

By:
Name:
Title:

[NAME OF ADDITIONAL COMMITTED PURCHASER], as Committed Note Purchaser

By:
Name:
Title:

Acknowledged and Agreed to as of the date first above written:

HERTZ VEHICLE FINANCING LLC

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

EXHIBIT G
TO
SERIES 2010-2 NOTE PURCHASE AGREEMENT

Form of Servicer Auditor Report

Attachment 1

A.         Monthly Noteholders’ Statement

We will obtain the Series 2009-1 Supplement dated September 18, 2009 (“the Supplement”), the Hertz Vehicle Financing LLC (“HVF” or the “Company”) April 2010 Monthly Noteholders’ Statement, Fleet Percentages Appendix, and Monthly Collateral Certificate (collectively referred to as “the Noteholders’ Statement”), and the Third Amended and Restated Base Indenture dated September 18, 2009 (“Base Indenture”). We will perform the procedures as indicated for each item in Section 6.2 of the Supplement:

Section 6.2 of the Supplement, item:

(i) the total amount available to be distributed to Series 2009-1 Noteholders on such Payment Date

1.       Confirm this item appears on the Noteholders’ Statement as the total in section V.E.

2.       Agree to the sum of the total of interest payments, principal payments, undrawn fee, program fee and administrative fees which appears on each of the April 2010 invoices received by the Company from Deutsche Bank AG, Bank of America, N.A., The Bank of Nova Scotia, Barclays Bank PLC, BMO Capital Markets Corp., Calyon New York Branch, ING Capital Markets LLC, JPMorgan Chase Bank, N.A., Natixis Financial Products Inc., and RBS Securities Inc. (the “Noteholders”).

(ii) the amount of such distribution allocable to the payment of principal of the Series 2009-1 Notes

3.       Confirm this item appears on the Noteholders’ Statement in section V.E(b).

4.       Agree to the sum of principal payments which appears on the April 2010 invoices received by the Company from the Noteholders.

(iii) the amount of such distribution allocable to the payment of interest on the Series 2009-1 Notes

5.       Confirm this item appears on the Noteholders’ Statement in section V.E(a).

6.       Agree to the sum of interest payments which appears on the April 2010 invoices received by the Company from the Noteholders.

(iv) the Series 2009-1 Controlled Amortization Amount, if any, for the related Series 2009-1 Controlled Amortization Payment Date	7. Confirm this item appears on the Noteholders’ Statement in section V.B. 8. Note this amount is zero in the Noteholders’ Statement.

(v) the Series 2009-1 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Payment Date to but excluding the Determination Date immediately preceding such Payment Date

9.       Confirm the Series 2009-1 Invested Percentage with respect to Interest Collections appears on the Noteholders’ Statement in section I.A.

10.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the aggregate Accrued Amounts of interest with respect to all series of notes to the April 2010 Noteholders’ Statements of the Series 2005-1, Series 2005-2,

Series 2009-2, and Series 2009-1 Notes.

(b)   Agree the Series 2009-1 payment of interest, Series 2009-1 Undrawn Fee, Series 2009-1 Program Fee, and Series 2009-1 Administrative Fee to the April 2010 invoices received by the Company from the Noteholders.

11.     Confirm the Invested Percentage with respect to Principal Collections appears in section I.B of the Noteholders’ Statement.

12.     Agree the following components used by management in the calculation of the Invested Percentage with respect to Principal Collections as follows:

(a)   Agree the components used by management in the Series 2009-1 Required Adjusted Asset calculation to the following:

a.     Agree the Series 2009-1 Principal Amount to item xxiv below.

b.     Agree the amount of cash and Permitted Investments on deposit in the Series 2009-1 Excess Collection and Series 2009-1 Collection Account to their respective Bank of New York April 2010 bank statements.

c.     Agree the Series 2009-1 Overcollateralization Amount to item xviii below.

(b)   Agree the Aggregate Asset Amount to item x below.

(c)   Agree the Aggregate Required Asset Amount to the sum of the Required Asset Amounts from the Series 2005-1, Series 2005-2, Series 2009-2, and Series 2009-1 Notes as reported on their respective April 2010 Noteholders’ Statements.

a.      Agree the Series 2009-1 Required Asset Amount to item xviii below.

(vi) the Series 2009-1 Enhancement Amount, the Series 2009-1 Adjusted Enhancement Amount, the Series 2009-1 Liquidity Amount, the Series 2009-1 Adjusted Liquidity Amount, in each case, as of the close of business on the last day of the Related Month

13.     Confirm the Series 2009-1 Enhancement Amount appears on the Noteholders’ Statement in section X.

14.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Overcollateralization Amount to item xviii below.

(b)   Agree the Series 2009-1 Letter of Credit Amount to item xxiii below.

(c)   Agree the Series 2009-1 Available Reserve Account Amount to item xix below.

15. Confirm the Series 2009-1 Adjusted Enhancement Amount appears on the Noteholders’ Statement in section X.

16.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Enhancement Amount to item vi.

(b)   Agree the Series 2009-1 Letter of Credit Amount to item xxiii below.

17. Confirm the Series 2009-1 Liquidity Amount appears on the Noteholders’ Statement as section XIV(w).

18.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Letter of Credit Liquidity Attachment 1 Amount to item xxiii below.

(b)   Agree the Series 2009-1 Available Reserve Account Amount to item xix below.

19. Confirm the Series 2009-1 Adjusted Liquidity Amount appears on the Noteholders’ Statement as section XIV(v).

20.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Liquidity Amount to item vi.

(b)   Agree the Series 2009-1 Letter of Credit Amount to item xxiii below.

(vii) whether, to the knowledge of the Administrator, any Lien exists on any of the Collateral (other than Permitted Liens)	21. Observe the inclusion of this officer certification on the Noteholders’ Statement in the Monthly Collateral Certificate; however we will not perform any other procedures on this item.

(viii) whether, to the knowledge of the Administrator, any Operating Lease Event of Default has occurred	22. Observe the inclusion of this officer certification on the Noteholders’ Statement; however we will not perform any other procedures on this item.

(ix) whether, to the knowledge of the Administrator, any Amortization Event or Potential Amortization Event with respect to the Series 2009-1 Notes has occurred	23. Observe the inclusion of this officer certification on the Noteholders’ Statement; however we will not perform any other procedures on this item.

(x) the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the	24. Confirm the Aggregate Asset Amount appears in section II of the Noteholders’ Statement.

Related Month

25.     Agree the Aggregate Asset Amount and the amount of Aggregate Asset Deficiency to a management prepared schedule entitled “The Hertz Corporation (the Servicer) Estimated HVF Daily Aggregate Asset As of April 30, 2010” (the “HVF Asset Report”). Refer to Exhibit I, Section B for procedures to be performed on the HVF Asset Report.

26.     Confirm the Aggregate Asset Amount Deficiency appears in section IV of the Noteholders’ Statement.

27.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Aggregate Asset Amount to this section (x) above.

(b)   Agree the Aggregate Required Asset Amount to item v above (procedures 12).

(xi) Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Capped Category 2 Manufacturer Program Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, the Non-Eligible Vehicle Amount, the Non-Investment Grade Manufacturer Program Vehicle Amount, the Non-Program Vehicle Amount, the Non-Program Vehicle Percentage and the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of the close of business on the last day of the Related Month

28.     Confirm these items appear in the Noteholders’ Statement as follows:

(a)   Confirm the Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, Attachment 1 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, the Non-Eligible Vehicle Amount, the Non-Investment Grade Manufacturer Program Vehicle Amount, the Non- Program Vehicle Amount, the Non- Program Vehicle Percentage and the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of the close of business on the last day of the Related Month the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program

Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non- Eligible Program Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, and the Non-Eligible Vehicle Amount appear in Section XIV of the Noteholders’ Statement.

(b)   Confirm the Capped Category 2 Manufacturer Program Vehicle Percentage and the Category 2 Manufacturer Program Vehicle Percentage appear in Section X of the Noteholders’ Statement.

(c)   Confirm the Non-Investment Grade Manufacturer Program Vehicle Amount, the Non- Program Vehicle Amount, the Non-Program Vehicle Percentage and the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount appear in the Fleet Percentages Appendix to the Noteholders’ Statement.

29.     Agree these items as follows:

(a)   Agree the Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Capped Category 2 Manufacturer Program Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, the Category 1 Manufacturer Non- Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non- Eligible Vehicle Amount, the Non-Eligible

Vehicle Amount, the Non- Program Vehicle Amount, the Non-Program Vehicle Percentage to the HVF Asset Report.

(b)   Agree the following components used by management in the calculation of the Non- Investment Grade Manufacturer Program Vehicle Amount in the Fleet Percentages Appendix as follows:

a.     Agree the “Mfg Eligible Program Vehicle Amount” for Old Carco LLC, Chrysler Group LLC, Ford, Motors Liquidation Company, General Motors Company, Jaguar, Kia, Land Rover, Mazda, Mitsubishi, Porsche, Subaru, Suzuki, and Volvo to the HVF Asset Report.

(c)   Agree the following components used by management in the calculation of the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount in the Fleet Percentages Appendix as follows:

a.     Agree the “Manufacturer Receivables” for Audi, BMW, Old Carco LLC (Old Chrysler), Chrysler Group LLC, Ford, Motors Liquidation Company (Old GM), General Motors Company, Hyundai, Jaguar, Kia, Land Rover, Mazda, Mercedes, Mitsubishi, Nissan, Porsche, Subaru, Suzuki, Volkswagon, Volvo to the HVF Asset Report

(xii) the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month	30. Confirm this item appears in section XIIIaa of the Noteholders’ Statement.

31.     Agree the components used by management in the calculation of the Non-Eligible Manufacturer Amount as follows:

(a)   Agree the “Mfg Non-Eligible Vehicle Amount” for Acura and Porsche to the HVF Asset Report.

(xiii) the Series 2009-1 Highest Enhancement Percentage, the Series 2009-1 Intermediate Enhancement Percentage, the Series 2009-1 Lowest Enhancement Percentage, Series 2009-1 Intermediate Enhancement Vehicle Percentage, the Series 2009-1 Required Enhancement Percentage, Series 2009-1 Standard & Poor’s Enhancement Amount, Series 2009-1 Standard & Poor’s Enhancement Percentage, Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount and Series 2009-1 Standard & Poor’s Additional Enhancement Amount as of the close of business on the last day of the Related Month and the Market Value Average and Non- Program

32.     Confirm these items appear in the Noteholders’ Statement as follows:.

(a)   Confirm the Series 2009-1 Highest Enhancement Percentage, the Series 2009-1 Intermediate Enhancement Percentage, the Series 2009-1 Lowest Enhancement Percentage, Series 2009-1 Intermediate Enhancement Vehicle Percentage, and the Series 2009-1 Required Enhancement Percentage appear in Section X of the Noteholders’ Statement.

(b)   Confirm the Series 2009-1 Standard & Poor’s Enhancement Amount, Series

Vehicle Measurement Month Average and all calculations related thereto

2009-1 Standard & Poor’s Enhancement Percentage, Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount, Series 2009-1 Standard & Poor’s Additional Enhancement Amount, the Market Value Average and Non-Program Vehicle Measurement Month Average appear in Section XV of the Noteholders’ Statement.

33.     Agree these items as follows:

(a)   Agree the Series 2009-1 Highest Enhancement Percentage, the Series 2009-1 Intermediate Enhancement Percentage, the Series 2009-1 Lowest Enhancement Percentage, Series 2009-1 Intermediate Enhancement Vehicle Percentage, and the Series 2009-1 Required Enhancement Percentage to the HVF Asset Report.

(b)   Agree the following components used by management in the calculation of the Series2009-1 Standard & Poor’s Enhancement Amount as follows:

a.     Agree the Series 2009-1 Enhancement Percentage to item xiii.

b.     Agree the Series 2009-1 Adjusted Principal Amount to item xxiv.

c.     Agree the Series 2009-1 Required Incremental Enhancement Amount to item xv.

d.     Agree the Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount to item xiii below.

(c)   Agree the following components used by management in the calculation of the Series 2009-1 Standard & Poor’s Enhancement Percentage as follows:

a.  Agree the “Market Value Average” and “Non-Program Vehicle Measurement Month Average” to item xiii below.

(d)   Agree the following components used by management in the calculation of the Standard and Poor’s Additional Incremental Enhancement Amount as follows:

a.     Agree the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount to item xi above.

b.     Agree the Ineligible Receivable Manufacturer Receivable Amount to

the Fleet Percentage Appendix.

i.      Agree the “Manufacturer Receivables” for Old Carco LLC (Old Chrysler), Chrysler Group LLC, Ford, Motors Liquidation Company (Old GM), General Motors Company, Jaguar, Kia, Land Rover, Mazda, Mitsubishi, Porsche, Subaru, Suzuki, and Volvo from the Fleet Percentage Appendix to the HVF Asset Report

(e)   Agree the following components used by management in the calculation of the Standard & Poor’s Additional Enhancement Amount as follows:

a.     Agree the Series 2009-1 Standard & Poor’s Enhancement Amount to item xiii above.

b.     Agree the Series 2009-1 Required Enhancement Amount to item xvii below.

(f)     Agree the “Market Value Average” and “Non- Program Vehicle Measurement Month Average” to a management prepared schedule entitled “Non- Program Vehicle Measurement Monthly Average as of April 30, 2010” (the “HVF Measurement Report”). Refer to Exhibit I, Section D for procedures to be performed on the HVF Measurement Report.

(xiv) the Aggregate BMW/Lexus/Mercedes/Audi Amount, the Aggregate Kia/Subaru/Hyundai Amount, the Audi Amount, the BMW Amount, the Ford Amount, the Honda Amount, the Hyundai Amount, the Jaguar Amount, the Kia Amount, the Land Rover Amount, the Lexus Amount, the Mazda Amount, the Mercedes Amount, the Mitsubishi Amount, the Chrysler Amount, the GM Amount, the Nissan Amount, the Old Chrysler Amount, the Old GM Amount, the Subaru Amount, the Suzuki Amount, the Toyota Amount, the Volvo Amount and the Volkswagen Amount as of the close of business on the last day of the Related Month

34.     Confirm these items appear in the Noteholders’ Statement as follows:

(a)   Confirm the Aggregate BMW/Lexus/ Mercedes/Audi Amount, the Aggregate Kia/Subaru/Hyundai Amount, the Audi Amount, the BMW Amount, the Ford Amount, the Honda Amount, the Hyundai Amount, the Jaguar Amount, the Kia Amount, the Land Rover Amount, the Lexus Amount, the Mazda Amount, the Mercedes Amount, the Mitsubishi Amount, the Chrysler Amount, the GM Amount, the Nissan Amount, the Subaru Amount, the Suzuki Amount, the Toyota Amount, the Volvo Amount and the Volkswagen Amount appear in Section XIII of the Noteholders’ Statement

(b)   Confirm the Old Chrysler Amount and the Old GM Amount appear in the Noteholders’ Statement in the Fleet Percentages Appendix.

35. Agree the “Mfg Eligible Program Vehicle Amount” and “Mfg Non-Eligible Vehicle Amount” amounts for each “Manufacturer” from the Fleet Percentage Appendix to the HVF Asset Report.

(xv) the Series 2009-1 Required Incremental Enhancement Amount, if any, as of the close of business on the last day of the Related Month

36.     Confirm this item appears in section X of the Noteholders’ Statement.

37.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Required Incremental Enhancement Amount to the management prepared schedule entitled “Hertz Vehicle Financing Calculation of Enhancement Requirements as of April 30, 2010 (the “HVF Enhancement Report”). Refer to Exhibit I, Section C for procedures to be performed on the HVF Enhancement Report.

(b)   Agree the Series 2009-1 Adjusted Principal Amount to item xxiv below.

(c)   Agree the following components used by management in the Series 2009-1 Required Asset Amount Percentage calculation as follows:

a.     Agree the Series 2009-1 Required Asset Amount to item xviii.

b.     Agree the Aggregate Required Asset Amount to item v above (Procedure 12).

(xvi) the Series 2009-1 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2009-1 Liquidity Deficiency with respect to any Class of Series 2009-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month

38.     Confirm the Series 2009-1 Required Liquidity Amount appears in section XIVu of the Noteholders’ Statement.

39.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the Series 2009-1 Adjusted Principal Amount to item xxiv below.

(b)   Agree the Series 2009-1 Required Liquidity Percentage of 6.25% to the definition as set forth in Article I of the Supplement.

40.     Observe the amount included in Section XIVv of the Noteholders’ Statement is greater than the amount included in Section XIVu of the the Noteholders’ Statement.

41.     Agree the following components used by management in the calculation of the Series 2009-1 Liquidity Deficiency amount as follows:

(a)   Agree the Series 2009-1 Required Liquidity Amount to item xvi above.

(b)   Agree the Series 2009-1 Adjusted Liquidity Amount to item vi above.

(xvii) the Series 2009-1 Required Enhancement Amount as of the close of business on the last day of the Related Month, and whether a Series 2009-1 Enhancement Deficiency with respect to any Class of Series 2009-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month

42.     Confirm the Series 2009-1 Required Enhancement Amount appears in section X of the Noteholders’ Statement.

43.     Agree the following components used by management in the calculation of the Series 2009-1 Required Enhancement Amount as follows:

(a)   Agree the Series 2009-1 Required Enhancement Percentage to item xiii above.

(b)   Agree the Series 2009-1 Adjusted Principal Amount to item xxiv below.

(c)   Agree the Series 2009-1 Required Incremental Enhancement Amount to item xv above.

44.     Confirm the Series 2009-1 Enhancement Deficiency amount appears in section X of the Noteholders’ Statement.

45.     Agree the following components used by management in the calculation of the Series 2009-1 Enhancement Deficiency as follows:

(a)   Agree the Series 2009-1 Adjusted Enhancement Amount to item vi above.

(b)   Agree the Series 2009-1 Required Enhancement Amount to item xvii above.

(xviii) the Series 2009-1 Required Overcollateralization Amount, the Series 2009-1 Overcollateralization Amount and the Series 2009-1 Required Asset Amount, in each case, as of the close of business on the last day of the Related Month

46.     Confirm the Series 2009-1 Required Overcollateralization Amount appears on the Noteholders’ Statement in section X.

47.     Agree the following components used by management in the calculation of the Series 2009-1 Required Overcollateralization Amount as follows:

(a)   Agree the Series 2009-1 Required Enhancement Amount to item xvii above.

(b)   Agree the Series 2009-1 Available Reserve Account Amount to the Series 2009-1 Reserve Account Bank of New York April 2010 bank statement.

(c)   Agree the Series 2009-1 Letter of Credit Amount to item xxiii below.

48.     Confirm the Series 2009-1 Overcollateralization Amount appears in section X(6) of the Noteholders’ Statement.

49.     Agree the following components used by management in the calculation of the Series 2009-1 Overcollateralization Amount as follows:

(a)   Agree the following components used by management in the Series 2009-1 Asset Amount calculation as follows:

a.     Agree the Aggregate Asset Amount to item x above.

b.     Agree the components used by management in the Series 2009-1 Asset Percentage calculation as follows:

i.      Agree the Series 2009-1 Required Asset Amount to item xviii below.

ii.     Agree the Aggregate Asset Amount to item x above.

iii.    Agree the Aggregate Required Asset Amount to item v above (Procedure 12).

(b)   Agree the Series 2009-1 Required Overcollateralization Amount to item xviii above.

(c)   Agree the Series 2009-1 Adjusted Principal Amount to item xxiv below.

50.     Confirm the Series 2009-1 Required Asset Amount appears in section III.C of the Noteholders’ Statement.

51.     Agree the following components used by management in the calculation of the Series 2009-1 Required Asset Amount as follows:

(a)   Agree the Series 2009-1 Adjusted Principal Amount to item xxiv below.

(b)   Agree the components used by management in the Series 2009-1 Required Overcollateralization Amount to item xviii above.

(xix) the Series 2009-1 Required Reserve Account Amount and the Series 2009-1 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month

52.     Confirm the Series 2009-1 Required Reserve Account Amount appears in section X(4) of the Noteholders’ Statement.

53.     Agree the following components used by management in the calculation of the Series 2009-1 Required Reserve Account Amount as follows:

(a)   Agree the Series 2009-1 Required Liquidity Amount to item xvi above.

(b)   Agree the Series 2009-1 Letter of Credit Liquidity Amount to item xxiii below.

(c)   Agree the amount available to be drawn under any Series 2009-1 Letter of Credit to the “Amendment to Our Irrevocable Letter of Credit No. DBS-18390” dated March 12, 2010 between The Hertz Corporation (“Hertz”) and Deutsche Bank AG New York (“Letter of Credit Agreement”)

(d)   Agree the Series 2009-1 Required Enhancement Amount to item xvii above.

(e)   Agree the Series 2009-1 Adjusted

Enhancement Amount to item vi above. (f) Agree the Series 2009-1 Available Reserve Account Amount to item xix below.

54.     the Series 2009-1 Available Reserve Account Amount appears in section X(5) of the Noteholders’ Statement.

55.     Agree the Series 2009-1 Available Reserve Account Amount to the Series 2009-1 Reserve Account April 2010 bank statement.

(xx) the percentage, Manufacturer Eligible Program Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer including such information grouped according to whether each such Manufacturer is a Category 1 Manufacturer, a Category 2 Manufacturer, a Category 3 Manufacturer or a Standard & Poor’s Ineligible Receivable Manufacturer, as of the close of business on the last day of the Related Month which were Eligible Program Vehicles manufactured by such Manufacturer

56.     Confirm these items appear in the Fleet Percentages Appendix to the Noteholders’ Statement.

57.     Agree the “Mfg Eligible Program Vehicle Amount”, “Mfg Non-Eligible Vehicle Amount”, and “Credit Ratings - Moody’s” for each “Manufacturer” from the Fleet Percentages Appendix to the HVF Asset Report.

(xxi) the percentage, Manufacturer Non-Eligible Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer which is not an Eligible Program Manufacturer, as of the close of business on the last day of the Related Month which were Program Vehicles manufactured by such Manufacturer

58.     Confirm these items appear in the Fleet Percentages Appendix to the Noteholders’ Statement.

59.     Agree the “Mfg Eligible Program Vehicle Amount”, “Mfg Non-Eligible Vehicle Amount”, and “Credit Ratings - Moody’s” for each “Manufacturer” from the Fleet Percentages Appendix to the HVF Asset Report.

(xxii) the percentage, Manufacturer Non-Eligible Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month that were Non-Program Vehicles manufactured by such Manufacturer

60.     Confirm these items appear in the Fleet Percentages Appendix to the Noteholders’ Statement.

61.     Agree the “Mfg Eligible Program Vehicle Amount”, “Mfg Non-Eligible Vehicle Amount”, and “Credit Ratings - Moody’s” for each “Manufacturer” from the Fleet Percentages Appendix to the HVF Asset Report.

(xxiii) the Series 2009-1 Letter of Credit Liquidity Amount, the Series 2009-1 Demand Note Payment Amount and the Series 2009-1 Letter of Credit Amount, in each case, as of the close of business on the last day of the Related Month

62.     Confirm the Series 2009-1 Letter of Credit Liquidity Amount appears on the Noteholders’ Statement as section XIV.s.

63.     Agree the following components used by management in the calculation of the Series 2009-1 Letter of Credit Liquidity Amount as follows:

(a)   Agree the amount available to be drawn under each Series 2009-1 Letter of Credit to the Letter of Credit Agreement.

(b)   Agree the Series 2009-1 Available Cash

Collateral Account Amount to the Series 2009-1 Cash Collateral Account Bank of New York April 2010 bank statement.

64. Confirm the Series 2009-1 Demand Note Payment Amount appears on the Noteholders’ Statement in section XIV(x) and note this amount to be zero.

65.     Confirm the Series 2009-1 Letter of Credit Amount appears on the Noteholders’ Statement as section X(3).

66.     Agree the following components used by management in the calculation of this item as follows:

(a)   Agree the aggregate amount to be drawn under the Series 2009-1 Letter of Credit to the Letter of Credit Agreement.

(b)   Agree the Series 2009-1 Available Cash Collateral Account Amount to the Series 2009-1 Cash Collateral Account Bank of New York April 2010 bank statement.

(xxiv) the Series 2009-1 Principal Amount and the Series 2009-1 Adjusted Principal Amount, in each case, as of such Payment Date	67. Confirm the Series 2009-1 Principal Amount appears on the Noteholders’ Statement in section V.A(2). 68. Agree the Series 2009-1 Principal Amount to the HVF Enhancement Report.

69.     Confirm the Series 2009-1 Adjusted Principal Amount appears on the Noteholders’ Statement in section XV(i)(2).

70.     Agree the following components used by management in the calculation of the Series 2009-1 Adjusted Principal Amount as follows:

(a)   Agree the Series 2009-1 Principal Amount to above within this section (xxiv).

(b)   Agree the cash and Permitted Investments on deposit in the Series 2009-1 Excess Collection Account and the Series 2009-1 Collection Account to the Bank of New York April 2010 bank statements..

B.        HVF Asset Report

1.          Observe the report titled “VIURM054” (“Servicer Report”) and “ABSEligible” generated from Hertz’s Vision System.

2.          Observe the upload of the Servicer Report and ABSEligible into Hertz’s “April 2010 VIURM054 Recon Access Database”.

3.          Agree the query on the Servicer Report and ABSEligible titled “ HVF Monthly Reporting- Daily AAA” to the April 2010 VIURM054 Recon Access Database .

4.          Confirm that the “As of Date” of the “VIURD114” and “VIURD_Active” reports are labeled April 30, 2010 and confirm the “Modified Date” is equal to the “Run Date” from Hertz’s Vision System.

5.          Observe the upload of VIURD114, VIURD_Active, and ABSEligible into Hertz’s “April 30 Receivable Access database” and the “2C_ABSRecv Access Database.”

6.          Observe the query on VIURD114, VIURD_Active, and ABSEligible titled “Daily Program Receivables Summary Report” being generated from the April 30 Receivable Access Database.

7.          Observe the query on VIURD114, VIURD_Active, and ABSEligible titled “Receivable Amount” being generated from the 2C_ABSRecv Access Database.

8.          Observe the query on VIURD114, VIURD_Active, and ABSEligible titled “Unapplied Summary” being generated from the 2C_ABSRecv Access Database.

We will obtain the management prepared schedule titled “The Hertz Corporation (the Servicer) Estimated HVF Daily Aggregate Asset As of April 30, 2010” (the “HVF Asset Report”) contained in the file entitled “Daily AAA @ 2010043 and we will perform the following:

9.          Agree the “Net Book Value”, “Eligibility” and “Vehicle Type” by “Manufacturer” to the HVF Monthly Reporting- Daily AAA query.

10.        Agree the “Receivables” and “Type” by “Manufacturer” to the Daily Program Receivables Summary Report, Receivable Amount, and/or Unapplied Summary queries.

11.        Agree “Accrued and Unpaid Capitalized Cost Payments” to the “HVF Monthly Reporting- Cap Cost Adj” query generated from the “April 2010 Servicer Recon Access Database.”

12.        Agree “Accrued and Unpaid Casualty and Termination Payments” to “HVF Termination Reporting Summary” query generated from Hertz’s “### - ##-#### Termination Accrual Access Database.”

13.        Agree “Rejected Vehicles Due and Payable” to a management prepared schedule titled “Servicer Report Reconciliation as of 4/30/10.”

14.        Agree “Accrued Monthly Lease Payment” to management prepared schedule titled “The Hertz Corporation (the Servicer) HVF Lease Payment for the Month of April 2010” (the “HVF Lease Invoice”) included within the file entitled “April 2010 — HVF Lease Invoice.” Refer to Exhibit I, Section E for procedures to be performed on the HVF Lease Invoice.

15.        Agree “Ineligible Assets” by “Manufacturer” to the Daily Program Receivables Summary Report, Receivable Amount, and/or Unapplied Summary queries.

16.        Agree “Overdue receivables from Eligible Manufacturers” to the “Daily Program Overdue Receivables” query from the “2C_ABSRecv Access Database.”.

17.        Recalculate “Overdue Non-Return Incentive on Program Vehicles” as the sum of “Ineligible Assets” for each “Manufacturer” and “Overdue receivables from Eligible Manufacturers.”

18.        Recalculate “Total Vehicle Aggregate Asset Amount” as the sum of amounts identified in procedures 9-17 above.

19.        Agree “099 qryTermination — Eligibility” “MFG Name” and “SumofTermAmount” to the “099qry Termination- Eligibility” query generated from Hertz’s “###-##-#### Termination Access Database.”

20.        Agree “HVF Monthly Reporting - Daily AAA - Lease Breakdown” “MFG Name”, “SumOfDepreciation Charge” and “Eligibility” to the “ HVF Monthly Reporting- Daily AAA- Lease Breakdown” query generated from Hertz’s “April 2010 Rent Access Database.”

21.        Agree “HVF Monthly Reporting - Cap Cost Adj” “MFG Name”, “Cap Cost Adjustments” and “Eligibility” to the “HVF Monthly Reporting - Cap Cost Adj” query generated from Hertz’s “April 2010 Servicer Recon Access Database.”

22.        Agree “NRB MFR Summary” “MFG” and “SumOfCurrent Month Bal” to the “ NRB MFR Summary” query generated from Hertz’s “April 2010 Servicer Recon Access Database.”

23.        Agree the components used by management in the “Mfg Eligible Program Vehicle Amount” and “Mfg Non- Eligible Vehicle Amount” by “Manufacturer” as follows:

a)         Agree the net book values to the HVF Monthly Reporting- Daily AAA,

b)         Agree the Receivable and Ineligible Asset amounts to the Daily Program Receivables Summary Report, Receivable Amount and Unapplied Summary queries

c)         Agree the termination payments to the 099qry Termination- Eligibility query

d)         Agree the deprecation charges to the HVF Monthly Reporting- Daily AAA- Lease Breakdown query

e)         Agree the capital cost adjustments to the HVF Monthly Reporting - Cap Cost Adj query

f)          Agree the NRB to the NRB MFR Summary query.

24.        Agree “Credit Rating — Moody’s” to information reported by the Company’s Bloomberg service as of April 30, 2010.

25.        Recalculate the “Total” “Mfg Eligible Program Vehicle Amount” and “Mfg Non-Eligible Program Vehicle Amount” by “Manufacturer” as the sum of the “Mfg Eligible Vehicle Amount” and “Mfg Non-Eligible Program Vehicle Amount” by “Manufacturer.”

26.        Recalculate the total “Mfg Eligible Program Vehicle Amount” as the sum of the “Mfg Eligible Vehicle Amount” for Acura, Audi, BMW, Chrysler, Ford, GM — NEW, GM — OLD, Honda, Hyundai, Jaguar, Kia, Land Rover, Lexus, Mazda, Mercedes, Mitsubishi, Nissan, Porsche, Subaru, Suzuki, Toyota, Volkswagon and Volvo.

27.        Recalculate the total “Mfg Non-Eligible Program Vehicle Amount” as the sum of the “Mfg Non-Eligible Vehicle Amount” for Acura, Audi, BMW, Chrysler, Ford, GM — NEW, GM — OLD, Honda, Hyundai, Jaguar, Kia, Land Rover, Lexus, Mazda, Mercedes, Mitsubishi, Nissan, Porsche, Subaru, Suzuki, Toyota, Volkswagon and Volvo.

28.        Recalculate the “Total” “Eligible Program / Non-Eligible Vehicle Amount” as the sum of the total “Mfg Eligible Program Vehicle Amount” and the total “Mfg Non-Eligible Program Vehicle Amount”

29.        Recalculate the “Maximum Mfg Non-Eligible Vehicle Amount (as a %)” for each “Manufacturer” as the “Mfg Non-Eligible Vehicle Amount” by “Manufacturer” divided by the total “Mfg Non-Eligible Program Vehicle Amount.”

30.        Recalculate the “Excess” of the “Maximum Mfg Non-Eligible Vehicle Amount (as a %)” for each “Manufacturer” as the “Maximum Mfg Non-Eligible Vehicle Amount (as a %)” for each “Manufacturer” if greater than 40%, otherwise 0%.

31.        Agree the “Required Liquidity Percentage” of 6.25% to the definition of Series 2009-1 Required Liquidity Percentage as set forth in the Series 2009-1 Supplement Article 1.

32.        Recalculate the “Category 1 Manufacturer Eligible Program Vehicle Amount” amount as the sum of the “Mfg Eligible Program Vehicle Amount” for Acura, Audi, BMW, Honda, Lexus, Mercedes, Nissan, Toyota, Volkswagon.

33.        Recalculate the “Category 1 Manufacturer Eligible Program Vehicle Amount” percentage as the “Category 1 Manufacturer Eligible Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount”

34.        Recalculate the “Category 1 Manufacturer Non-Eligible Vehicle Amount” amount as the sum of the “Mfg Non- Eligible Vehicle Amount” for Acura, Audi, BMW, Honda, Lexus, Mercedes, Nissan, Toyota, Volkswagon.

35.        Recalculate the “Category 1 Manufacturer Non-Eligible Vehicle Amount” percentage as the “Category 1 Manufacturer Non-Eligible Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

36.        Recalculate the “Category 2 Manufacturer Eligible Program Vehicle Amount” amount as the “Mfg Eligible Program Vehicle Amount” for Hyundai.

37.        Recalculate the “Category 2 Manufacturer Eligible Program Vehicle Amount” percentage as the “Category 2 Manufacturer Eligible Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount”

38.        Recalculate the “Category 2 Manufacturer Eligible Program Vehicle Percentage Excess” as the excess of the “Category 2 Manufacturer Eligible Program Vehicle Amount” percentage over 10%.

39.        Recalculate the “Category 2 Manufacturer Non-Eligible Vehicle Amount” amount as the “Mfg Non-Eligible Vehicle Amount” for Hyundai.

40.        Recalculate the “Category 2 Manufacturer Non-Eligible Vehicle Amount” percentage as the “Category 2 Manufacturer Non-Eligible Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

41.        Recalculate the “Category 3 Manufacturer Non-Eligible Vehicle Amount” amount as the sum of the “Mfg Non- Eligible Vehicle Amount” for Chrysler, Ford, GM — NEW, GM — OLD, Jaguar, Kia, Land Rover, Mazda, Mitsubishi, Porsche, Subaru, Suzuki, and Volvo.

42.        Recalculate the “Category 3 Manufacturer Non-Eligible Vehicle Amount” percentage as the “Category 3 Manufacturer Non-Eligible Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

43.        Recalculate the “Category 3 Manufacturer Vehicle Amount” amount as the sum of the “Total” “Mfg Eligible Program Vehicle Amount” and “Mfg Non-Eligible Program Vehicle Amount” by “Manufacturer” for Chrysler, Ford, GM — NEW, GM — OLD, Jaguar, Kia, Land Rover, Mazda, Mitsubishi, Porsche, Subaru, Suzuki, and Volvo.

44.        Recalculate the “Category 3 Manufacturer Vehicle Amount” percentage as the “Category 3 Manufacturer Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

45.        Recalculate the “Eligible Program Vehicle Amount” amount as the total “Mfg Eligible Program Vehicle Amount” less the Porsche “Mfg Eligible Program Vehicle Amount.”

46.        Recalculate the “Eligible Program Vehicle Amount” percentage as the “Eligible Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

47.        Recalculate the “Manufacturer Eligible Program Vehicle Amount” amount as the total “Mfg Eligible Program Vehicle Amount” less the Porsche “Mfg Eligible Program Vehicle Amount.”

48.        Recalculate the “Manufacturer Eligible Program Vehicle Amount” percentage as the “Manufacturer Eligible Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

49.        Agree the “Manufacturer Non-Eligible Program Vehicle Amount” to the Porsche “Mfg Eligible Program Vehicle Amount.”

50.        Recalculate the “Manufacturer Non-Eligible Program Vehicle Amount” percentage as the “Manufacturer Non- Eligible Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

51.        Recalculate the “Manufacturer Non-Eligible Vehicle Amount” amount as the total “Mfg Non-Eligible Vehicle Amount” plus the Porsche “Mfg Eligible Program Vehicle Amount.”

52.        Recalculate the “Manufacturer Non-Eligible Vehicle Amount” percentage as the “Manufacturer Non-Eligible Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

53.        Recalculate the “Non-Eligible Vehicle Amount” amount as the total “Mfg Non-Eligible Vehicle Amount.”

54.        Recalculate the “Non-Eligible Vehicle Amount” percentage as the “Non-Eligible Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

55.        Agree the “Non-Program Vehicle Amount” to the total “Mfg Non-Eligible Vehicle Amount.”

56.        Recalculate the “Non-Program Vehicle Amount” percentage as the “Non-Program Vehicle Amount” amount divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

57.        Recalculate the “Capped Category 2 Manufacturer Program Vehicle Percentage” as the lesser of the “Category 2 Manufacturer Program Vehicle Amount” percentage and 10%.

58.        Recalculate the “Series 2009-1 Moody’s Lowest Enhancement Vehicle Percentage” as the sum of the “Category 1 Manufacturer Eligible Program Vehicle Amount” percentage, “Category 1 Manufacturer Non- Eligible Program Vehicle Amount” percentage and the “Capped Category 2 Manufacturer Program Vehicle Percentage.”

59.        Recalculate the “Series 2009-1 Moody’s Highest Enhancement Vehicle Percentage” as the sum of “Bankrupt Manufacturer Vehicle Amount” percentage and the “Non-Program Vehicle Amount” percentage plus 100% minus the lesser of “Non-Program Vehicle Measurement Month Percentage” and “Market Value Average.”

60.        Recalculate the “Series 2009-1 Moody’s Intermediate Enhancement Vehicle Percentage” as the excess of 100% over the sum of “Series 2009-1 Moody’s Lowest Enhancement Vehicle Percentage”, “Series 2009-1 Moody’s Highest Enhancement Vehicle Percentage” and 100% minus the lesser of “Non-Program Vehicle Measurement Month Percentage” and “Market Value Average.”

61.        Recalculate the “Series 2009-1 Moody’s Required Enhancement Percentage” as follows: (“Series 2009-1 Moody’s Lowest Enhancement Percentage” multiplied by “Series 2009-1 Moody’s Lowest Enhancement Vehicle Percentage”) plus (“Series 2009-1 Moody’s Intermediate Enhancement Percentage” multiplied by “Series 2009-1 Moody’s Intermediate Enhancement Vehicle Percentage”) plus (“Series 2009-1 Moody’s Highest Enhancement Percentage” multiplied by “Series 2009-1 Moody’s Highest Enhancement Vehicle Percentage”).

62.        Recalculate the “Series 2009-1 Required Enhancement Percentage” as the greater of “Series 2009-1 Moody’s Required Enhancement Percentage” and 50%.

63.        Agree the “Series 2009-1 Adjusted Principal Amount” to the HVF Enhancement Report.

64.        Agree the “Series 2005” and “Series 2009-1” adjusted principal amounts to the HVF Enhancement Report.

65.        Recalculate the total “Series 2005” and “Series 2009-1” adjusted principal amounts as the sum of the “Series 2005” and “Series 2009-1” adjusted principal amounts.

66.        Recalculate the “Series 2009-1 Required Incremental Enhancement” as the “Series 2009-1 Adjusted Principal Amount” divided by the sum of the “Series 2005” and “Series 2009-1” adjusted principal amounts multiplied by the total “Excess” enhancement “current percentage”

67.        Recalculate the “Series 2009-1 Required Enhancement Amount” as the sum of 1) “Series 2009-1 Required Enhancement Percentage” multiplied by “Series 2009-1 Adjusted Principal Amount” and 2) “Series 2009-1 Required Incremental Enhancement Amount.”

68.        Recalculate the “Series 2009-1 Enhancement Deficiency” as the excess of “The Series 2009-1 Adjusted Enhancement Amount” over “The Series 2009-1 Required Enhancement Amount.”

69.        Agree the “Maximum Percentage” by manufacturer grouping to the applicable definitions as set forth in Article I of the Supplement.

70.        Recalculate the “current percentage” for enhancement by each manufacturer grouping listed in “a.” through “t.” on the schedule as the sum of the “Total” “Mfg Non-Eligible Program Vehicle Amount” and “Mfg Eligible Program Vehicle Amount” by “Manufacturer” for each manufacturer within the manufacturer grouping divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

71.        Recalculate the “current percentage” for enhancement of the “Non-Eligible Vehicle Amount” as the “Total” “Mfg Non-Eligible Program Vehicle Amount” divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

72.        Recalculate the “current percentage” for enhancement of “Manufacturer Non-Eligible Vehicle Amount” as the maximum “Maximum Mfg Non-Eligible Vehicle Amount (as a %)” of Acura, Audi, BMW, Chrysler, Ford, GM —NEW, GM — OLD, Honda, Hyundai, Jaguar, Kia, Land Rover, Lexus, Mazda, Mercedes, Mitsubishi, Nissan, Porsche, Subaru, Suzuki, Volkswagon and Volvo.

73.        Recalculate the “current percentage” of “Manufacturer Non-Eligible Vehicle Amount — Toyota” as the Toyota “Mfg Non-Eligible Program Vehicle Amount” divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

74.        Recalculate the “current percentage” of “Individual Non-Eligible Manufacturer Amount” as the Porsche “Mfg Non-Eligible Program Vehicle Amount” divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

75.        Recalculate the “current percentage” of “Non-Eligible Manufacturer Amount” as the Porsche “Mfg Non-Eligible Program Vehicle Amount” divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

76.        Recalculate the “current percentage” of “Non-Investment Grade Manufacturer Program Vehicle Amount” as the sum of the “Mfg Eligible Program Vehicle Amount” for Chrysler, Ford, GM — NEW, GM — OLD, Jaguar, Kia, Land Rover, Mazda, Mitsubishi, Porsche, Subaru, Suzuki, and Volvo divided by the “Total” “Eligible Program / Non-Eligible Vehicle Amount.”

77.        Recalculate the “Excess” enhancement percentage by grouping listed in “a.” through “z.” as the excess of the “current percentage” for each grouping over the “Maximum Amount.”

78.        Recalculate the total “Excess” enhancement “current percentage” as the sum of the “Excess” enhancement percentage by grouping listed in “a.” through “z.”

79.        Agree the “Series 2009-1 Required Asset Amount Percentage” to the HVF Enhancement Report.

80.        Recalculate the Series 2009-1 “Required Incremental Enhancement” as the “Series 2009-1 Required Asset Amount Percentage” multiplied by the total “Excess” enhancement “current percentage.”

C.         HVF Enhancement Report

We will obtain the schedule titled “Hertz Vehicle Financing Calculation of Enhancement Requirements as of April 30, 2010” (the “HVF Enhancement Report”) contained in the file entitled “Daily AAA @ 2010043 and we will perform the following:

1.          Agree the “Series 2009-1” “Principal Amount” to the sum of the April 2010 invoices received by the Company from the Noteholders.

2.          Agree the “Series 2009-1” “Series Cash Account” balance to the Bank of New York April 2010 bank statement.

3.          Recalculate the “Series 2009-1” “Adjusted Principal Amount” as the “Series 2009-1” “Principal Amount” less the “Series 2009-1” “Series Cash Account.”

4.          Agree the “Series 2009-1” “Required Liquidity Percentage” to the HVF Asset Report.

5.          Agree the “Series 2009-1” “Total Required Enhancement Percentage” to the HVF Asset Report.

6.          Recalculate the “Series 2009-1” “Required Car Enhancement Percentage” as the “Series 2009-1” “Total Required Enhancement Percentage” less “Series 2009-1” “Required Liquidity Percentage.”

7.          Recalculate the “Series 2009-1” “Required Car Enhancement Amount” as the “Series 2009-1” “Adjusted Principal Amount” multiplied by “Series 2009-1” “Required Car Enhancement Percentage.”

8.          Recalculate the “Series 2009-1” “Required Liquidity Amount” as the “Series 2009-1” “Adjusted Principal Amount” multiplied by “Series 2009-1” “Required Liquidity Percentage.”

9.          Recalculate the “Series 2009-1” “Total Required Enhancement Amount” as the sum of the “Series 2009-1” “Required Car Enhancement Amount” and “Series 2009-1” “Required Liquidity Amount.”

10.        Agree the “Series 2009-1” “Allocated LOC” to the Letter of Credit Agreement.

11.        Recalculate the “Series 2009-1” “Total Required Overcollateralization” as the sum of “Series 2009-1” “Total Required Enhancement Amount” and “Series 2009-1” “Allocated LOC.”

12.        Recalculate the “Series 2009-1” “Total Required Asset Amount” as the sum of “Series 2009-1” “Total Required Overcollateralization” and the “Series 2009-1” “Adjusted Principal Amount.”

13.        Recalculate the “Total” “Total Required Asset Amount” as the sum of the “Series 2005-1”, “Series 2005-2”, “Series 2009-1” and “Series 2009-2” “Total Required Asset Amount.”

14.        Recalculate the “Series 2009-1” “Required Asset Amount Percentage” as the “Series 2009-1” “Total Required Asset Amount” divided by “Total” “Total Required Asset Amount.”

15.        Agree “Aggregate Asset Amount” to the HVF Asset Report.

16.        Agree “HVF LKE Amount” to Bank of New York April 2010 bank statement..

17.        Recalculate total “Excess / (Shortfall)” of “Aggregate Asset Amount” as “Aggregate Asset Amount” plus “HVF LKE Amount” minus “Total” “Total Required Asset Amount.”

18.        Recalculate the “Series 2009-1” “Series Invested Percentage” as the sum of the “Series 2009-1” “Adjusted Principal Amount” and “Series 2009-1” “Total Required Overcollateralization” divided by the sum of “Aggregate Asset Amount” and “HVF LKE Amount.”

19.        Agree the “Series 2009-1” “Allocated Liquidity” to the “Series 2009-1” “Allocated LOC” amount.

20.        Recalculate total “Excess / (Shortfall)” of Liquidity for “Series 2009-1” as “Series 2009-1” “Allocated Liquidity” minus “Series 2009-1” “Required Liquidity Amount.”

D.         HVF Measurement Report

We will obtain the schedule titled “Non-Program Vehicle Measurement Monthly Average as of April 30, 2010” (the “HVF Measurement Report”) contained in the file entitled “April 10 Enhancement % - 2005” and we will perform the following:

1.          Agree “Sales Price / Transfer Price” and “Net Book Value of the Non Program Vehicles” for the “10th Measurement Month” and “11th Measurement Month” to a query titled “940 Measurement Month Amounts” from Hertz’s “February 2010 Enhancement Access Database” and Hertz’s “March 2010 Enhancement Access Database” respectively.

2.          Agree “Sales Price / Transfer Price” for the “12th Measurement Month” and to a query titled “940 Measurement Month Amounts” from Hertz’s “April 2010 Enhancement Access Database.”

3.          Agree the “940 Measurement Month Amounts” from the “April 2010 Enhancement Access Database” to the Servicer Report.

4.          Recalculate the “MV Average” as the lesser of 100% or the sum of the “Sales Price / Transfer Price” for the “10th Measurement Month”, “11th Measurement Month”, and “12th Measurement Month” divided by the sum of “Net Book Value of the Non Program Vehicles” for the “10th Measurement Month”, “11th Measurement Month”, and “12th Measurement Month.”

5.          Agree “Non Program Fleet Market Value” and “Net Book Value of the Non Program Vehicles” for “April” and “February” to the “920 Market Value as NBV” query generated from Hertz’s “April 2010 Enhancement Access Database” and Hertz’s “February 2010 Enhancement Access Database” respectively.

6.          Agree “April 2010 Enhancement Access Database” source files to the VIURM054 and ABSEligible reports.

7.          Observe the “VCAP0936” report for March 2010 generated from Hertz’s Vision System being downloaded from Hertz’s RDS system (document imaging system).

8.          Observe the import of the VCAP0936 report into the “HGI Transfer Vehicle Access Database.”

9.          Observe queries titled “106-Update Market Values - Salvages” and “108 Update Market Values - Conversions” from the HGI Transfer Vehicle Access Database.

10.        Observe the 106-Update Market Values - Salvages and 108 Update Market Values — Conversions being formatted and saved as a schedule titled “Daily Transfer Input.”

11.        Observe upload of “Daily Transfer Input” into Hertz’s National Automobile Dealers Association (NADA) software.

12.        Observe download from the NADA software titled “Daily Transfer Output.”

13.        Observe download from the NADA software titled “Daily Transfer Error” listing vehicles with no market value.

14.        For vehicles having no market value listed on “Daily Transfer Error” observe query titled “ALGCompare” from the “A2C_ALG Access Database”

15.        Observe “ALGCompare” and “Daily Transfer Output” being formatted and saved as a schedule titled “HGI Transfer Vehicle Schedule.”

16.        Agree “Non Program Fleet Market Value” for “March” to “920 Market Value vs NBV” query from the “March 2010 Enhancement Access Database”..

17.        Recalculate the “April MV Average” as the lesser of 100% or the sum of the “Non Program Fleet Market Value” for “February”, “March”, and “April” divided by the sum of “Net Book Value of the Non Program Vehicles” for “February”, “March”, and “April.”

E.         HVF Lease Invoice

We will obtain the schedule titled “The Hertz Corporation (the Servicer) HVF Lease Payment for the Month of April 2010” (the “HVF Lease Invoice”) contained in the file entitled “April 2010 — HVF Lease Invoice” and we will perform the following:

1.          Agree “Total Base Rent” to the sum of “E51” entries booked in April 2010 to the “HVF Rent/Depr” account in Hertz’s general ledger system (FMS).

2.          Agree “Total Monthly Program Termination Payments” to the “HVF Termination Reporting Summary” query generated from Hertz’s “### - ##-#### Termination Accrual Access Database.”

3.          Agree “Total Variable Month 2 % per Annum Fee” and “Total Monthly Non Eligible Program / Non-Program Vehicles” to the “HVF Monthly Reporting- Services Amount” query and the “HVF Monthly Reporting In- Transit Summary” query generated from Hertz’s “April 2010 VIURM054 Recon Access Database.”